Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259199
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Class A ordinary shares, par value US$0.0001 per share(1)	1,325,226,124	US$0.54	US$717,830,817.17	US$66,542.92

(1)
Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States. Offers and sales of Class A ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such Class A ordinary shares may be represented by American depositary shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby. The ADSs have been registered under a separate registration statement on Form F-6 (File No. 333-225594). Each such ADS represents three Class A ordinary shares.

(2)
Estimated solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price has been computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, and is based on the average of the high and low sales prices of the ADSs on December 7, 2021, as reported on the Nasdaq Global Select Market.

(3)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement
(To Prospectus dated August 31, 2021)
Uxin Limited
1,325,226,124 Class A Ordinary Shares
This prospectus supplement relates to the resale from time to time by the shareholders identified in the “Selling Shareholders” section and/or their affiliates in this prospectus supplement, or the selling shareholders, of up to an aggregate of 1,325,226,124 Class A ordinary shares, par value US$0.0001 per share, which may be represented from time to time by American depositary shares, or ADSs. The maximum 1,325,226,124 Class A ordinary shares offered hereby consist of (i) an aggregate of 407,661,314 Class A ordinary shares held by certain selling shareholders, (ii) an aggregate of 480,629,186 Class A ordinary shares that may be acquired by certain selling shareholders by exercising all of their warrants to purchase from us and convert senior convertible preferred shares, (iii) an aggregate of 371,395,281 Class A ordinary shares that may be acquired by certain selling shareholders by converting the senior convertible preferred shares, calculated based on the applicable conversion price as of the date hereof and (iv) 65,540,343 Class A ordinary shares that may be acquired by certain selling shareholders and/or their affiliates by converting the senior convertible preferred shares to be acquired by them, calculated based on the applicable conversion price as of the date hereof. Each ADS represents three Class A ordinary shares. We will not receive any of the proceeds from the sale of securities by the selling shareholders.
Our ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “UXIN.” On December 6, 2021, the last reported trading price of our ADSs on Nasdaq was US$1.68 per ADS.
The selling shareholders may sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. See “Plan of Distribution” beginning on page S-37 for a more complete description of the ways in which the securities may be sold.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries and VIEs and their subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus supplement beginning on page S-17 or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement before making a decision to invest in our securities.
Investors in the securities are purchasing securities of Uxin Limited, a Cayman Islands holding company with no equity ownership in its VIEs and their subsidiaries. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs and their subsidiaries with which we have maintained contractual arrangements. Because of these contractual arrangements, we are the primary beneficiary of the VIEs and hence consolidate their financial results with ours under U.S. GAAP. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. We derived 10.2%, 4.6%, 5.1% and 0.9% of our net revenues from our VIEs and their subsidiaries for the year ended December 31, 2018 and 2019, the three months ended March 31, 2020 and the year ended March 31, 2021, respectively. As used in this prospectus, “we,” “us,” “our company,” or “our,” refers to Uxin Limited, our Cayman Islands holding company, and its subsidiaries, and, in the context of describing our operations and consolidated financial information, also includes our VIEs and their subsidiaries in China.
Our corporate structure is subject to risks associated with our contractual arrangements with our VIEs. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries and VIEs and their subsidiaries, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and their subsidiaries and our company as a whole. Our Class A ordinary shares or our ADSs may decline in value or become worthless, if we are unable to assert our contractual control rights over the assets of our VIEs that conduct some or all of our operations. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information — Risk Factors — Risks Related to Our Corporate Structure” in our Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference and “Risk Factors — Risks Related to Our Corporate Structure” in this prospectus supplement.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of PCAOB inspection on our auditors, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For a detailed description of risks related to doing business in China, “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China” in our Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference in this prospectus supplement, and “Risk Factors — Risks Related to Doing Business in China” in this prospectus supplement.
Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 7, 2021.

TABLE OF CONTENT
Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the selling shareholders nor us are making an offer to sell the

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securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the selling shareholders’, to subscribe for and purchase any of the Class A ordinary shares or ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offerings made hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the base prospectus, presents more general information. The base prospectus was included in the registration statement on Form F-3 (File No. 333-259199) that we filed with the SEC on August 31, 2021. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“ADSs” are to the American depositary shares, each of which represents three Class A ordinary shares, par value US$0.0001 each;

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“Check Auto” are to our proprietary car inspection system;

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“China” or “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus supplement only, Taiwan, Hong Kong, and Macau;

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“RMB” and “Renminbi” are to the legal currency of China, which is our reporting currency;

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“NPS” are to net percentages of promoters for our products and services (those who are willing to keep buying and refer us to others) against detractors (those who are not satisfied with and complain about our offerings)

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“shares” or “ordinary shares” are to our Class A and Class B ordinary shares, par value US$0.0001 per share;

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“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

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“Uxin” or “our platform” are to our platform primarily for buying and selling used cars, which primarily consisted of vehicle sales businesses under our new inventory owning model for the fiscal year of 2021;

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“Our WFOEs” are to our wholly-owned subsidiaries in China;

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“Our VIEs” are to our variable interest entities, which are Youxin Internet (Beijing) Information Technology Co., Ltd., and Youxin Yishouche (Beijing) Information Technology Co., Ltd.; and

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“we,” “us,” “our company” and “our” are to Uxin Limited, our Cayman Islands holding company, and its subsidiaries, and its VIEs and their subsidiaries in the PRC.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus supplement are made at a rate of RMB6.4566 to US$1.00, the exchange rate in effect as of June 30, 2021, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. On December 3, 2021, the exchange rate was RMB6.3758 to US$1.00.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Uxin Limited and our securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents that are incorporated by reference into and considered part of the accompanying prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Uxin Limited, CIK number 0001729173.
Our annual report on Form 20-F for the fiscal year ended March 31, 2021 filed with the SEC on July 30, 2021 (File No. 001-38527), or our 2021 Form 20-F, and our Form 6-K furnished to the SEC on December 7, 2021, are incorporated by reference into the accompanying prospectus.
As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
Copies of all documents incorporated by reference in the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Uxin Limited
1&3/F, No. 12 Beitucheng East Road, Chaoyang District,
Beijing 100029, People’s Republic of China
Tel: +86 10 5691-6765
ir@xin.com
Attention: Investor Relations Department

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend, “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

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our ability to provide customers with high-quality used cars and other related products;

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our ability to provide quality services and compete effectively;

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our ability to effectively manage risks, including credit risks and fraud risks;

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our future business development, financial condition and results of operations;

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expected changes in our revenues, costs, expenses or expenditures;

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the expected growth of, and trends in, the market for our services;

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our expectations regarding demand for and market acceptance of our services;

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competition in our industry;

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relevant government policies and regulations relating to our industry;

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public health crisis, such as the COVID-19 pandemic, MERS, SARS, H1N1 flu, H7N9 flu, and avian flu; and

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general economic and business conditions in China and globally.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in our Class A ordinary shares and ADSs. You should carefully read the entire prospectus before investing, including “Risk Factors,” as well as the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.”
Overview
Our Business
We are a leading nationwide online used car dealer in China. As the online destination in China for consumers to buy used cars, we make it possible for consumers to choose from our nationwide selection of used cars and buy the car directly online from our platform. In September 2020, we successfully shifted to an inventory-owning model. The completion of our business model upgrade gave us better control over order flow and supply chain management, and this further strengthens our ability to maximize customer value through our dedicated approach: offering quality value-for-money used cars alongside best-in-class purchasing services.
Our mission is to enable people to buy the car of their choice. Consumers in China have been facing significant challenges when buying used cars via traditional supply chains, such as limited access to a wide selection of used cars, inconvenience in buying used cars from other cities and regions, lack of transparent and reliable information about car condition and complex transaction processes. Operated under the brand Uxin Used Car (优信二手车), our platform addresses these issues by providing consumers with a reliable and one-stop online car buying experience and enabling consumers to select from our nationwide selection of Uxin Certified used cars and access various car-related value-added products and services online throughout China.
We have transformed the used car buying experience in China through our innovative integrated online platform and offline service and fulfilment networks, which takes care of each step of the transaction process and covers the entire value chain. In the second half of 2020, we upgraded our used car transaction value chain and migrated every sales step online. Our online platform ensures that consumers have access not only to an extensive nationwide selection of used cars, but also to a wide range of value-added products and services. In addition, we engage offline third-party service providers to effectively serve consumers and fulfill the transactions made online, such as car delivery, title transfers and other after-sales services. In particular, we provide car inspection services leveraging our inspection capabilities, which allow us to collect proprietary data, images and videos of used cars and generate accurate car condition reports. This allow convenient car comparison and is crucial to consumers’ decision-making process of buying used cars online. With a significant amount of data aggregated on our platform, we are able to continue to innovate and improve our products and services to meet consumers’ varied needs. Together, our products and services provide consumers with the superior experience and peace of mind that our brand embodies. In fact, our name, Uxin (优信), translates to quality and trust in Chinese.
Our comprehensive products and services are supported by a number of critical foundations, including proprietary technology and data analytics capabilities, one-stop online services capabilities and unique online used car transaction fulfillment capabilities.
Technology and Data Analytics Capabilities:   Our patented and industry-leading car inspection system, Check Auto (查客), provides a comprehensive overview of a used car’s condition. Our AI- and big data-driven Manhattan pricing engine provides consumers with pricing insights based on each used car’s condition, as well as serving as an algorithmic foundation for determining the ranking of used cars listed on our platform according to each car’s price and performance data. In addition, based on a wealth of data we have on user behavior and used car inventory, our AI-enabled Lingxi (灵犀) intelligent recommendation system provides personalized car recommendations to consumers by analyzing their preferences, which makes it easier for them to find the car of their choice; and our AI-powered Edison intelligent user profiling system helps our customer service personnel and sales consultants better understand consumer profiles by analyzing their preferences in real time and predicting which used cars they are likely to buy, which enables us to create more effective sales strategies.

One-Stop Online Services and Online Transaction Fulfillment Capabilities:   In 2020, we have upgraded and transformed the entire used car buying process and migrated every step in the sales process online. We offer online sales consulting and assistance services without the need to assign our sales consultant offline to assist in a purchase once the consumer demonstrates intention to purchase on our platform. As a result, we replaced our offline sales team with an online consulting team that delivers timely vehicle consulting services and facilitates a seamless self-service purchasing experience. In addition, we also enhanced the responsiveness and quality of our aftersales services delivered through online chat and hotlines to ensure high customer satisfaction. Our unique transaction fulfillment capabilities are empowered by our nationwide logistics and delivery network, nationwide title transfer and vehicle registration service and industry-leading warranty programs. Our nationwide logistics and delivery network ensure timely delivery of used cars to consumers. Our title transfer and vehicle registration service efficiently handles a potentially time-consuming and complex process for consumers. Our warranty programs provide consumers with comprehensive post-sale protection.
We also collaborate with various third-party partners to provide a wide range of value-added products and services on our platform, such as auto financing options and insurance products, as well as after-sales services.
In April 2021, we entered into a strategic partnership with JD.com to launch our self-operated online store for used car transactions through JD’s platform. The collaboration will provide consumers with one-stop online used car purchase solutions including used car inspection, purchasing, insurance, and aftersales services, and includes plans for joint development of data management, technology, inspection standards, and integrated supply chains in the used car business. The cooperation with JD.com will offer our customers a higher quality and more reliable used car purchasing experience than exists in the market at present.
Since we launched our online used-car-buying product and service offerings in early 2018, we have evolved from a financing-oriented platform to a transaction-centric online used car dealer who offers quality value-for-money used cars, premium purchasing services and online one-stop convenience. From 2018 when we started to provide 2C online used car transaction services to 2019, we witnessed significant growth in our business. However, as a result of the disruptions caused by the COVID-19 pandemic to our business operations as well as our business transformation, the total number of online used car transactions completed through our 2C platform decreased by 89.9% from 97,100 in 2019 to 9,835 in the fiscal year ended March 31, 2021.
To further strengthen our ability to provide used cars of high quality and value-for-money, we are building our own Inspection and Reconditioning Centers (IRCs) where we can refurbish highly selected inventory to a “like new” condition. Our first IRC in Xi’an has been in operation since March 2021. Equipped with the capacity of warehousing, exhibition, inspection and preparation, the Xi’an IRC is able to hold over 1,000 used cars and to provide services in connection with the vehicle registration and management bureau, providing consumers with a one-stop shopping experience.
We have also started to focus on improving NPS to measure the level of satisfaction for our services by our consumers.
Corporate Structure
We have entered into a series of contractual arrangements with our VIEs and their respective shareholders. These contractual arrangements enable us to:
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receive the economic benefits that could potentially be significant to our VIEs in consideration for the services provided by our subsidiaries;

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exercise effective control over our VIEs; and

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hold an exclusive option to purchase all or part of the equity interests in our VIEs when and to the extent permitted by PRC law.

These contractual agreements include exclusive business cooperation agreements, exclusive option agreement, loan agreements, equity interest pledge agreements and powers of attorney, as the case may be. As of the date of this prospectus supplement, our WFOEs have not received any payment from our VIEs or their subsidiaries under the exclusive business cooperation agreements. For the fiscal year ended March 31, 2021, there was no cash transferred between our VIEs and Uxin Limited or its subsidiaries. For the year ended December 31, 2018 and 2019 and the three months ended March 31, 2020, other than funds paid or received in the ordinary course of business on behalf of our PRC subsidiaries, there was no other cash movement or transfer of funds between our VIEs and Uxin Limited or its subsidiaries. For a summary of the material provisions of the contractual arrangements, please refer to “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with Our VIEs and their Respective Shareholders” in our 2021 Form 20-F. We derived 10.2%, 4.6%, 5.1% and 0.9% of our net revenues from our VIEs and their subsidiaries for the year ended December 31, 2018 and 2019, the three months ended March 31, 2020 and the year ended March 31, 2021, respectively. Yougu (Shanghai) Information Technology Co., Ltd., our WFOE, and Youhan (Shanghai) Information Technology Co., Ltd., the subsidiary of our WFOE, have obtained Value-Added Telecom Service license, or VATS license, to conduct E-commerce in 2015 and 2016, respectively, and have been operating our platform since then. As of the date of the prospectus supplement, we primarily conduct our operations through our subsidiaries.
We do not have any equity interests in our VIEs. However, as a result of contractual arrangements, we have effective control over and are considered the primary beneficiary of these companies, and we have consolidated the financial results of these companies in our consolidated financial statements. If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements that give us effective control over our VIEs. Furthermore, if we are unable to maintain effective control, we would not be able to continue to consolidate the financial results of our VIEs and their subsidiaries in our financial statements. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information — Risk Factors — Risks Related to Our Corporate Structure” in our 2021 Form 20-F, which is incorporated by reference and “Summary of Risk Factors — Risks Related to Our Corporate Structure” in this prospectus supplement.
Holding Company Structure
Uxin Limited is a holding company with no operations of its own. For financial information of Uxin Limited (the parent company), please refer to “Note 32. Condensed Financial Information of the Parent Company” in our 2021 Form 20-F. We conduct our operations in China primarily through our subsidiaries and VIEs and their subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, Uxin Limited’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our PRC VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Uxin Limited. In addition, our PRC subsidiaries and VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
Our PRC subsidiaries, being foreign-invested enterprises established in China, are required to make appropriations to certain statutory reserves, namely, a general reserve fund, an enterprise expansion fund, a staff welfare fund and a bonus fund, all of which are appropriated from net profit as reported in their PRC statutory accounts. Each of our PRC subsidiaries is required to allocate at least 10% of its after-tax profits to a general reserve fund until such fund has reached 50% of its respective registered capital. Appropriations to the enterprise expansion fund and staff welfare and bonus funds are at the discretion of the board of directors of the PRC subsidiaries.
Our VIEs and their subsidiaries must make appropriations from their after-tax profits as reported in their PRC statutory accounts to non-distributable reserve funds, namely a statutory surplus fund, a statutory public welfare fund and a discretionary surplus fund. Each of our VIEs and their subsidiaries is required to allocate at least 10% of its after-tax profits to the statutory surplus fund until such fund has reached 50% of its respective registered capital. Appropriations to the statutory public welfare fund and the discretionary surplus fund are at the discretion of our VIEs and their subsidiaries.
Under PRC laws and regulations, our PRC subsidiaries and VIEs and their subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us.

Summary of Risk Factors
An investment in our securities is subject to a number of risks, including risks relating to our business and industry, risks relating to our corporate structure, risks relating to doing business in China and risks related to our ordinary shares and ADSs. You should carefully consider all of the information in this prospectus supplement before making an investment in our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks.
Risks Related to Our Business and Industry
Risks and uncertainties related to our business and industry include, but are not limited to, the following:
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If we fail to provide a differentiated and superior customer experience, the size of our customer base and the number of transactions on our platform could decline, and our business would be materially and adversely affected;

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Failure to maintain or enhance customer trust in us could damage our reputation, reduce or slowdown the growth of our customer base, which could harm our business, financial condition and results of operations;

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Our business, operating results and financial condition have been and may continue to be adversely affected by the ongoing COVID-19 pandemic;

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We face intense competition, which may lead to loss of market share, reduced service fees and revenue, increased expenses, departures of qualified employees, and disputes with competitors;

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We are not profitable and have negative cash flows from operations, which may continue in the future;

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If we are unable to effectively manage our growth or implement our business strategies, our business, results of operations and financial condition may be materially and adversely affected;

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Failure to acquire attractive inventory, whether because of supply, competition, or other factors, may have a material adverse effect on our business, sales, and results of operations;

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Failure to expeditiously sell our inventory could have a material adverse effect on our business, sales, and results of operations;

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We work with third-party service providers and business partners. Actions of third parties are outside of our control and could materially and adversely affect our reputation, business, financial condition and results of operations;

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We rely, in part, on our marketing efforts for customer acquisition and achieving higher level of brand recognition. If we fail to conduct our marketing activities effectively and efficiently, our business could be harmed; and

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We collect, process, store and use personal information and other data, and any actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and results of operations.

Risks Related to Our Corporate Structure
Risks and uncertainties related to our corporate structure include, but are not limited to, the following:
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We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a group;
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We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control;

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Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business; and

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Our ability to enforce the equity pledge agreements between us and our VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.

Risks Related to Doing Business in China
Risks and uncertainties related to doing business in China include, but are not limited to, the following:
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Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations;

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The approval of the China Securities Regulatory Commission, or CSRC, or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for our offshore offerings, or a rescission of such CSRC approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities;

•
Uncertainties with respect to the PRC legal system could adversely affect us;

•
Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us;

•
Our business is susceptible to changes in government policies, including policies on automobile purchases, ownership, taxation, vehicle title transfers, and used car transactions across regions and provinces. Failure to adequately respond to such changes could adversely affect our business;

•
You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws; and

•
Our ADSs may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board, or the PCAOB is unable to inspect auditors who are located in China. The delisting or the cessation of trading of our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Risks Related to Our Class A Ordinary Shares and ADSs
Risks and uncertainties related to our Class A ordinary shares and ADSs include, but are not limited to, the following:
•
The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors;

•
Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial;

•
The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs;

•
If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline; and

•
The sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price.

Corporate Information
Our principal executive offices are located at 1&3/F, No. 12 Beitucheng East Road, Chaoyang District, Beijing 100029, People’s Republic of China. Our telephone number at this address is +86 10 5691-6765. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus supplement is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.xin.com/. The information contained on our website is not a part of this prospectus supplement.
Recent Developments
Financial Results
The following unaudited consolidated statements of comprehensive loss data for the three months ended June 30, 2020 and 2021 and consolidated balance sheet data as of March 31, 2021 and June 30, 2021 have been prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.
The following table presents our unaudited consolidated statements of comprehensive loss data for the periods indicated:
	For the three months ended June 30,
	2020	2021
	RMB	RMB	US$
	(in thousands, except for number of shares and per share data)
Unaudited Consolidated Statements of Comprehensive Loss:
Revenues
Retail vehicle sales	—	91,745	14,209
Wholesale vehicle sales	—	176,591	27,350
Commission revenue	28,582	—	—
Value-added service revenue	23,131	—	—
Others	10,515	9,482	1,469
Total revenues	62,228	277,818	43,028
Cost of revenues	(79,912)	(266,689)	(41,305)
Gross (loss)/ profit	(17,684)	11,129	1,723
Operating expenses
Sales and marketing	(115,750)	(42,159)	(6,530)
General and administrative	(86,898)	(38,347)	(5,939)
Research and development	(22,805)	(8,338)	(1,291)
Provision for credit losses, net	74,022	5,476	848
Total operating expenses	(151,431)	(83,368)	(12,912)

	For the three months ended June 30,
	2020	2021
	RMB	RMB	US$
	(in thousands, except for number of shares and per share data)
Other operating income	40,752	21,542	3,336
Loss from continuing operations	(128,363)	(50,697)	(7,853)
Interest income	1,136	3,045	472
Interest expenses	(28,969)	(18,389)	(2,848)
Other income	1,897	1,114	173
Other expenses	(4,097)	(818)	(127)
Foreign exchange gains/(losses)	274	(3,723)	(577)
Loss from continuing operations before income tax expense	(158,122)	(69,468)	(10,760)
Income tax (expense)/ benefit	(32)	—	—
Equity in income of affiliates	5,754	276	43
Net loss from continuing operations, net of tax	(152,400)	(69,192)	(10,717)
Less: net loss attributable to non-controlling interests shareholders	(5)	—	—
Net loss from continuing operations, attributable to UXIN LIMITED’s ordinary shareholders	(152,395)	(69,192)	(10,717)
Discontinued operations
Net income from discontinued operations before income tax (including a net disposal gain of RMB721,211 for the three months ended June 30, 2020)	295,744	—	—
Net income from discontinued operations attributable to UXIN LIMITED’s ordinary shareholders	295,744	—	—
Net income/(loss)	143,344	(69,192)	(10,717)
Less: net loss attributable to non-controlling interests shareholders	(5)	—	—
Net income/(loss) attributable to UXIN LIMITED’s ordinary shareholders	143,349	(69,192)	(10,717)
Net income/(loss)	143,344	(69,192)	(10,717)
Foreign currency translation	1,687	24,870	3,852
Total comprehensive income/(loss)	145,031	(44,322)	(6,865)
Less: total comprehensive loss attributable to non-controlling interests shareholders	(5)	—	—
Total comprehensive income/(loss) attributable to UXIN LIMITED’s ordinary shareholders	145,036	(44,322)	(6,865)
Net income/(loss) attributable to UXIN LIMITED’s ordinary shareholders	143,349	(69,192)	(10,717)
Weighted average shares outstanding – basic	891,184,665	1,116,946,693	1,116,946,693
Weighted average shares outstanding – diluted	1,179,129,118	1,116,946,693	1,116,946,693
(Loss)/earnings per share for ordinary shareholders, basic
Continuing operations	(0.17)	(0.06)	(0.01)
Discontinued operations	0.33	—	—
(Loss)/earnings per share for ordinary shareholders, diluted
Continuing operations	(0.17)	(0.06)	(0.01)
Discontinued operations	0.27	—	—

The following table presents our unaudited consolidated balance sheet data for the periods indicated:
	As of March 31,	As of June 30,
	2021	2021
	RMB	RMB	US$
Unaudited Consolidated Balance Sheets	(in thousands, except for number of shares and per share data)
ASSETS
Current assets
Cash and cash equivalents	192,605	123,985	19,203
Restricted cash	41,114	42,653	6,606
Accounts receivable, net	2,446	2,615	406
Amounts due from related parties, net of provision for credit losses of RMB6,456 as of March 31, 2021 and June 30, 2021(i)	129,383	125,566	19,448
Loan recognized as a result of payment under the guarantee, net of provision for credit losses of RMB1,182,609 and RMB748,718 as of March 31, 2021 and June 30, 2021, respectively	179,947	138,594	21,465
Other receivables, net of provision for credit losses of RMB20,980 and RMB18,430 as of March 31, 2021 and June 30, 2021, respectively	110,025	118,235	18,312
Inventory, net	69,587	97,081	15,036
Prepaid expenses and other current assets	107,836	102,530	15,880
Total current assets	832,943	751,259	116,356
Non-current assets
Property, equipment and software, net	29,306	26,714	4,137
Intangible assets, net	27	17	3
Long term investments	288,428	288,704	44,715
Other non-current assets(ii)	36,000	33,000	5,111
Right-of-use assets, net	46,829	45,076	6,981
Total non-current assets	400,590	393,511	60,947
Total assets	1,233,533	1,144,770	177,303
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Short-term borrowings and current portion of long-term borrowings	79,560	68,684	10,638
Accounts payable	101,205	96,661	14,971
Guarantee liabilities	2,441	1,811	280
Other payables and other current liabilities(iii)	788,303	693,658	107,434
Deferred revenue	23,296	21,267	3,294
Convertible notes, current(iv)	—	1,598,176	247,526
Amounts due to related parties(v)	69,434	69,434	10,754
Operating lease liabilities, current	11,657	10,733	1,662
Consideration payment to WeBank, current(vi)	71,309	72,159	11,176
Total current liabilities	1,147,205	2,632,583	407,735

	As of March 31,	As of June 30,
	2021	2021
	RMB	RMB	US$
Unaudited Consolidated Balance Sheets	(in thousands, except for number of shares and per share data)
Non-current liabilities
Long-term borrowings	233,000	233,000	36,087
Convertible notes, non-current(iv)	1,614,040	—	—
Operating lease liabilities, non-current	34,365	35,111	5,438
Consideration payment to WeBank, non-current(vi)	200,778	162,046	25,098
Other non-current liabilities(vii)	—	103,319	16,002
Total non-current liabilities	2,082,183	533,476	82,625
Total liabilities	3,229,388	3,166,059	490,360
Shareholders’ deficit
Ordinary shares	733	737	114
Additional paid-in capital	13,695,877	13,714,761	2,124,146
Accumulated other comprehensive income	217,747	242,617	37,577
Accumulated deficit	(15,910,049)	(15,979,241)	(2,474,869)
Total Uxin’s shareholders’ deficit	(1,995,692)	(2,021,126)	(313,032)
Non-controlling interests	(163)	(163)	(25)
Total shareholders’ deficit	(1,995,855)	(2,021,289)	(313,057)
Total liabilities and shareholders’ deficit	1,233,533	1,144,770	177,303

(i)
Amounts due from related parties mainly represented the consideration receivables from 58.com due to the divestiture of B2B online used car auction business in April 2020.

(ii)
Other non-current assets represented our prepayment for financial solution advisory services. We entered into a long-term strategic cooperation agreement with Golden Pacer separately in April 2020, and an aggregate amount of RMB60.0 million as prepayment was made in exchange for a 5-year financial solution advisory services from Golden Pacer.

(iii)
Other payables and other current liabilities included a total of RMB 129.2 million (US$ 20 million) prepayment for the subscription of senior convertible preferred shares from Joy Capital on June 25, 2021. Although the underlying share certificates for the senior convertible preferred shares were issued on the same day, the certificate of designation of senior convertible preferred shares was dated on July 12, 2021, the first closing date of the transaction with Joy Capital and NIO Capital. Therefore, we recorded the amount received as other current liabilities as of June 30, 2021.

(iv)
Pursuant to the convertible note purchase agreement we entered into with affiliates of 58.com, Warburg Pincus, TPG and certain other investors on May 28, 2019, early redemption is permitted if requested by holders three years after June 9, 2019. As of June 30, 2021, all convertible notes, non-current were reclassified into convertible notes, current. Subsequently, they converted their convertible notes in an aggregate principal amount of US$69 million into our 66,990,291 Class A ordinary shares on July 12, 2021, and the remaining principal amounts will be repaid in four instalments schedule.

(v)
Amounts due to related parties mainly represented the advertising and marketing expenses payable to 58.com.

(vi)
On July 23, 2020, we entered into a supplemental agreement with WeBank to settle our remaining guarantee liabilities associated with the historically-facilitated loans for WeBank. Pursuant to the supplemental agreement, we will pay an aggregate amount of RMB372 million to WeBank from 2020 to 2025 as guarantee settlement with a maximum annual settlement amount of no more than RMB84 million. Upon the signing of the supplemental agreement, we are also no longer subject to guarantee obligations in relation to our historically-facilitated loans for WeBank under the condition that we make the instalment payments based on the agreed-upon schedule set forth in the supplemental agreement.
On June 21, 2021, we entered into another supplemental agreement with WeBank and under this supplemental agreement a total of RMB 48 million instalment payments will be waived (represents present value of RMB 42.2 million) immediately upon the effectiveness of this supplemental agreement. The effectiveness of this supplemental agreement is conditioned on the closing of the first tranche of financing with NIO Capital and Joy Capital. The first tranche of financing closed on July 12, 2021 and therefore this supplemental agreement became effective on July 12, 2021.
(vii)
Pursuant to a contractual payment schedule contained in a supplemental agreement signed with one of our suppliers, in order to settle all payables due to this supplier, as long as we make payments on schedule, a total of RMB56.1 million, recorded as other non-current liabilities of June 30, 2021, will be waived after full payment is made by us. The last payment of RMB 50 million will be made on December 31, 2022, and therefore, classified as other non-current liabilities. Additionally, we also entered into other supplemental agreements with two other suppliers to settle payables due to them. Total amount of RMB 16.0 million, recorded as other payables and other current liabilities of June 30, 2021, will be waived after all instalments pursuant to contractual payment schedules contained in the supplemental agreements are made by us.

*
Share-based compensation charges from continuing operations included are as follows:

	For the three months ended June 30,
	2020	2021
	RMB	RMB	US$
	(in thousands)
Cost of revenues	2,142	—	—
Sales and marketing	5,056	—	—
General and administrative	(10,752)	6,142	951
Research and development	(1,121)	—	—
Liquidity
The COVID-19 pandemic has caused a general slowdown in economic activity, and the weakened consumer confidence and spending power resulted in a relatively slow recovery in transaction volumes. These factors have materially and adversely affected our business, results of operations, financial condition and cash flows. Although China’s economy has been gradually recovering in the past few months, and the used car market has been slowly picking up since April 2020 as the industry’s infrastructure and supply chain started to resume operations, the impact of the pandemic may continue to create significant challenges and uncertainties for the market environment as the COVID-19 pandemic continues to evolve and its full impact will still depend on future developments.
In response to the current economic situation, we have taken actions to improve our liquidity and cash position. As disclosed in the earnings release for the quarter ended June 30, 2020, we entered into a modified supplemental agreement in July 2020 with a financing partner to settle our remaining guarantee liabilities associated with historically facilitated loans. Under the modified supplemental agreement, we are able to settle our obligations by making installment payments through to 2025, which will reduce our cash outflow commitments over the next few years.
On June 14, 2021, we entered into definitive agreements with NIO Capital and Joy Capital, pursuant to which both investors have agreed to invest a total of up to US$315 million. The first tranche of this financing transaction was completed on July 12, 2021 and we have issued a total of 291,290,416 senior convertible preferred shares, equivalent to 97,096,805 ADSs to NIO Capital and Joy Capital for an aggregate amount of US$100 million. Concurrently, we have agreed with our convertible notes holders, including 58.com, TPG and Warburg Pincus, to convert their convertible notes in an aggregate principal amount of US$69 million into 66,990,291 Class A ordinary shares. On July 12, 2021, the conversion was completed and the related Class A ordinary shares were issued.
In addition, we entered into operating payables waiver agreements with several suppliers in May and June 2021, pursuant to which we will be exempted from the repayment of other payables of approximately RMB120.4 million.
Looking forward, we continue to control its cash outflows by decreasing overall costs and expenses through the upgrade of our used car transaction process and the migration of our sales channel completely online, as well as streamlining our business operations with stringent cost control measures.
Considering all the actions mentioned above, we believe that our current cash and cash equivalents, cash considerations received from recent financing transactions and the anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements for at least the next twelve months of operations.
Enter into Strategic Partnership
We and Changfeng County Government of Hefei City have entered into a strategic partnership to jointly invest in and build a used car inspection and reconditioning plant. With a total investment of up to RMB2.5 billion, the plant is expected to have an annual production capacity of 60,000 to 100,000 vehicles once it is in operation in the next few years. This production capacity is expected to provide us with a stable and large supply of high quality used vehicles in the coming years.
Appointment of Chief Strategy Officer
We appointed Mr. Wenbing Jing, who is our long-time partner and a leading expert in the used car industry, as our Chief Strategy Officer in November 2021. Mr. Wenbing Jing has extensive experience in strategy and operation management. Prior to re-joining Uxin, Mr. Jing served as vice president and the general manager of the used car department at Autohome Inc. (NASDAQ: ATHM). Prior to that, Mr. Jing had served various roles at Uxin from 2011 to 2019, including general manager of Uxin’s southern division, and executive president and chief strategy officer of Uxin. Mr. Jing received his master of laws from the school of law of Cardiff University in the United Kingdom.
Closing of Second Tranche of Financing for US$27.5 million
On November 19, 2021 we announced the closing of the second tranche of our financing transaction of up to US$315 million announced on June 15, 2021 (the “Transaction”). Pursuant to the Transaction, NIO Capital and Joy Capital may proceed with the second closing to subscribe for senior convertible preferred shares for an aggregate amount of US$50 million within 12 months following the first closing, which took place in July 2021. We have completed the second closing of US$27.5 million first in November 2021, earlier than expected, through the issuance of a total of 80,104,865 senior convertible preferred shares. NIO Capital and Joy Capital still retain their rights to purchase the senior convertible preferred shares for the remaining amount of US$22.5 million. In addition, Joy Capital agreed to lend us RMB equivalent to US$17.5 million, free of interest, which is due at the same time as Joy Capital exercises its right to purchase the remaining amount of US$17.5 million in connection with this Transaction.
Recent Regulatory Developments
On July 10, 2021, the Cyberspace Administration of China, or the CAC, published the Measures for Cybersecurity Review (Revised Draft for Comments), or the Revised Draft, which will replace the current Measures for Cybersecurity Review after it is adopted and becomes effective. The Revised Draft, among others, stipulates that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. On November 14, 2021, the Cyberspace Administration of China released the Regulations on the Network Data Security (Draft for Comments), or the draft Regulations, and will accept public comments until December 13, 2021. The draft Regulations provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users would like to list overseas, it shall apply for a cybersecurity review according to the draft Regulations. Besides, data processors that are listed overseas shall carry out an annual data security assessment.
As advised by our PRC legal counsel, the Revised Draft and the draft Regulations were released for public comment only, and its provisions and anticipated adoption or effective date may be subject to change and thus its interpretation and implementation remain substantially uncertain. The Revised Draft and the draft Regulations remain unclear on whether the relevant requirements will be applicable to companies that have been listed in the United States and intend to conduct further equity or debt offerings, such as us. We cannot predict the impact of the Revised Draft and the draft Regulations, if any, at this stage, and we will closely monitor and assess any development in the rule-making process.
On July 30, 2021, to ensure the security of critical information and maintain network security, the State Council published the Critical Information Infrastructure Security Protection Regulations in accordance with the Data Security Law of the People’s Republic of China, which took effect on September 1, 2021. This Regulation emphasizes that operators should take technical protection measures and other necessary measures to respond to cybersecurity incidents, ensure the safe and stable operation of critical information infrastructure, and maintain the integrity, confidentiality and availability of data. As this regulation has only taken effect recently, we are currently unable to estimate its specific impact on our business, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. Any failure or perceived failure by us to comply such regulations may result in governmental investigations or enforcement actions or penalties against us and could have an adverse effect on our business and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — We collect, process, store, and use personal information and other data, and any actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and results of operations.”
Under the current Measures for Cybersecurity Review and other PRC cybersecurity laws and regulations, as well as the Revised Draft, critical information infrastructure operators that intend to purchase internet products and services that affect or may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the exact scope of “critical information infrastructure operators” under the Revised Draft and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Revised Draft also stipulates that any data processor carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review. Currently, the Revised Draft has not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the PRC cybersecurity laws and regulations. In such case, we must fulfill certain obligations as required under the PRC cybersecurity laws and regulations, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we have fulfilled in our business, and we may be subject to review when purchasing internet products and services. If a final version of the Revised Draft is adopted, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. The Information and Communication Administration of the Ministry of Industry and Information Technology issued a notice on August 18, 2021 (the “Notice”), requiring 43 apps, including our app to rectify on non-compliance with data collection and usage regarding users’ contact list and location data. The Ministry of Industry and Information Technology requires us to complete the rectification before August 25. We have refined our data collection and usage policy and submitted a written report within the prescribed time-frame to show rectification we had adopted as required under the Notice.
The Standing Committee of the National People’s Congress promulgated the Personal Information Protection Law of the People’s Republic of China, or the Personal Information Protection Law, on August 20, 2021, which will enter into force on November 1, 2021. According to the Personal Information Protection Law, personal information refers to all kinds of information, recorded by electronic or other means, that is related to identified or identifiable natural persons, but excludes anonymized information. Personal information handling should follow the principles of legality, rightness, necessity, and integrity. Moreover, the Personal Information Protection Law specifies the rules for handling sensitive personal information, which refers to personal information that, once leaked or illegally used, may easily cause harm to the dignity of natural persons or cause grave harm to personal or property security, including biometric characteristics, financial accounts, individual location tracking, and personal information of minors under the age of 14, among others. Personal information handlers shall bear the responsibility for their personal information handling activities, and adopt necessary measures to safeguard the personal information they handle. Otherwise, the personal information handlers will be ordered to correct their behaviors, or suspend or terminate the provision of services, and may be subject to confiscation of illegal income, fines or other penalties.
On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As such, we cannot assure you that additional requirements relating to approval from the China Securities Regulatory Commission, or the CSRC, or other regulatory authorities or other procedures will not be imposed on us, in connection with this offering or other further offerings of securities. Nor can we assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC government authorities.

RISK FACTORS
Any investment in our Class A ordinary shares and ADSs involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the Class A ordinary shares and ADSs. Any of the following risks and the risks described in our 2021 Form 20-F, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.
Risks Related to Our Business and Industry
We collect, process, store, and use personal information and other data, and any actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and results of operations.
We collect, process, store, and use personal information and other data provided by consumers and our business partners. Although we have spent significant resources to protect our user and transaction data against security breaches, our internal control mechanism may not be sufficient and our security measures may be compromised. Any failure or perceived failure to maintain the security of personal and other data that are provided to or collected by us could harm our reputation and brand and may expose us to legal proceedings and potential liabilities, any of which could adversely affect our business and results of operations.
There are numerous laws and regulations regarding privacy and the collection, processing, storing, sharing, disclosing, using and protecting of personal information and other data. Specifically, personally identifiable and other confidential information is increasingly subject to legislation and regulations in numerous domestic and international jurisdictions. The regulatory framework for privacy protection in China and worldwide is currently evolving and is likely to remain uncertain for the foreseeable future. We could be adversely affected if legislation or regulations in China are expanded to require changes in business practices or privacy policies, or if the PRC governmental authorities interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations. In November 2016, the Standing Committee of the NPC released the Cyber Security Law, which took effect in June 2017. The Cyber Security Law requires network operators to perform certain functions related to internet security protection and the strengthening of network information management. For instance, under the Cyber Security Law, network operators of key information infrastructure generally shall, during their operations in the PRC, store the personal information and important data collected and produced within the territory of the PRC and their purchase of network products and services that may affect national securities shall be subject to national cybersecurity review. See “Item 4.B. Information on the Company — Business Overview — Regulation — Regulations on Information Security and Privacy Protection” of our 2021 Form 20-F, originally filed with the SEC on July 30, 2021. We strive to comply with applicable laws, regulations, policies, and legal obligations relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in new or inconsistent ways and may conflict with other rules or our practices, or that new regulations may be enacted. Any failure or perceived failure by us to comply with our privacy policies, privacy-related obligations to consumers or other third parties or other privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, such as personally identifiable information or other customer data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause consumers and our business partners to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties that we work with violate applicable laws or our policies, such violations may also put our customers’ information at risk and could in turn harm our reputation, business and results of operations. In addition, the State Administration for Market Regulation and the Standardization Administration jointly issued the new Standard of Information Security Technology — Personal Information Security Specification (GB/T 35273-2020) in March 2020, which replaced the previous standard GB/T 35273-2017 and took effect from October 2020. Pursuant to this standard, personal data controllers refer to entities or persons who are authorized to determine the purposes and methods for using and processing personal information. Such personal data controller should collect information in accordance with the principles of legality, minimization and voluntariness and should also obtain a consent from the information provider. We expect that these areas will receive greater and continued attention and scrutiny from regulators and the public going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. For the further purposes of regulating data processing activities, safeguarding data security, promoting data development and utilization, protecting the lawful rights and interests of individuals and organizations, and maintaining national sovereignty, security, and development interests, on June 10, 2021, Standing Committee of the PRC National People’s Congress published the Data Security Law of the People’s Republic of China, which took effect on September 1, 2021. The Data Security Law requires data processing, which includes the collection, storage, use, processing, transmission, provision, publication of data, to be conducted in a legitimate and proper manner. The Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it may cause to national security, public interests, or legitimate rights and interests of individuals or organizations if such data are tampered with, destroyed, leaked, illegally acquired or illegally used. The appropriate level of protection measures is required to be taken for each respective category of data. Moreover, the Data Security Law provides a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data and information.
On July 10, 2021, the Cyberspace Administration of China, or the CAC, published the Measures for Cybersecurity Review (Revised Draft for Comments), or the Revised Draft, which will replace the current Measures for Cybersecurity Review after it is adopted and becomes effective. The Revised Draft, among others, stipulates that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. As advised by our PRC legal counsel, the Revised Draft was released for public comment only, and its provisions and anticipated adoption or effective date may be subject to change and thus its interpretation and implementation remain substantially uncertain. The Revised Draft remains unclear on whether the relevant requirements will be applicable to companies that have been listed in the United States and intend to conduct further equity or debt offerings, such as us. We cannot predict the impact of the Revised Draft, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. On July 30, 2021, to ensure the security of critical information and maintain network security, the State Council published the Critical Information Infrastructure Security Protection Regulations in accordance with the Data Security Law of the People’s Republic of China, which took effect on September 1, 2021. This Regulation emphasizes that operators should take technical protection measures and other necessary measures to respond to cybersecurity incidents, ensure the safe and stable operation of critical information infrastructure, and maintain the integrity, confidentiality and availability of data. As this regulation has only taken effect recently, we are currently unable to estimate its specific impact on our business, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. Any failure or perceived failure by us to comply such regulations may result in governmental investigations or enforcement actions or penalties against us and could have an adverse effect on our business and results of operations.
Under the current Measures for Cybersecurity Review and other PRC cybersecurity laws and regulations, as well as the Revised Draft, critical information infrastructure operators that intend to purchase internet products and services that affect or may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the exact scope of “critical information infrastructure operators” under the Revised Draft and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Revised Draft also stipulates that any data processor carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review. On November 14, 2021, the Cyberspace Administration of China released the Regulations on the Network Data Security (Draft for Comments), or the draft Regulations, and will accept public comments until December 13, 2021. The draft Regulations provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users would like to list overseas, it shall apply for a cybersecurity review according to the draft Regulations. Besides, data processors that are listed overseas shall carry out an annual data security assessment. Currently, the Revised Draft and the draft Regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the PRC cybersecurity laws and regulations. In such case, we must fulfill certain obligations as required under the PRC cybersecurity laws and regulations, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we have fulfilled in our business, and we may be subject to review when purchasing internet products and services. If a final version of the Revised Draft or draft Regulations is adopted, we may be subject to review when conducting data processing activities and annual data security assessment and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. Based on the foregoing, our PRC legal counsel do not expect that, as of the date of this prospectus supplement, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.
On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Our mobile apps and websites only collect basic user personal information that is necessary to provide the corresponding services. We do not collect any sensitive personal information or other excessive personal information that is not related to the corresponding services. We update our privacy policies from time to time to meet the latest regulatory requirements of Cyberspace Administration of China and other authorities and adopt technical measures to protect data and ensure cybersecurity in a systematic way. Nonetheless, the Personal Information Protection Law raises the protection requirements for processing personal information, and many specific requirements of the Personal Information Protection Law remain to be clarified by the Cyberspace Administration of China, other regulatory authorities, and courts in practice. We may be required to make further adjustments to our business practices to comply with the personal information protection laws and regulations.
Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, we cannot assure you that we will be compliant with such new regulations in all respects. The Information and Communication Administration of the Ministry of Industry and Information Technology issued a notice on August 18, 2021 (the “Notice”), requiring 43 apps, including our app to rectify on non-compliance with data collection and usage regarding users’ contact list and location data. The Ministry of Industry and Information Technology requires us to complete the rectification before August 25. We have refined our data collection and usage policy and submitted a written report within the prescribed time-frame to show rectification we had adopted as required under the Notice. As laws and regulations in China on the protection of privacy and data are constantly evolving, complying with new laws and regulations could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business. Any failure to comply with such laws and regulations may result in the suspension of our relevant businesses, the take-down of our operating applications, or subject us to other penalties, which may materially and adversely affect our business, financial condition, and results of operations.
In addition to laws and regulations, other applicable rules regarding privacy and privacy advocacy, industry associations or other private parties may propose new and different privacy standards. Because the interpretation and application of privacy and data protection laws and privacy standards are still uncertain, it is possible that these laws or privacy standards may be interpreted and applied in a manner that is inconsistent with our practices. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, could result in additional cost and liability to us, damage our reputation, inhibit the use of our platform and harm our business.
Risks Related to Our Corporate Structure
If thePRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.
We are a Cayman Islands exempted company and our PRC subsidiaries are currently considered foreign-invested enterprises. Currently, our main websites are operated and our main business are run by our wholly-foreign-owned enterprises, or WFOEs, while our VIEs hold the title of a number of intellectual properties, operate certain of our websites and conduct certain of our business. Our WFOEs have entered into a series of contractual arrangements with our VIEs and their respective shareholders, respectively, which enable us to (i) exercise effective control over our VIEs, (ii) receive substantially all of the economic benefits of our VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in our VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIEs and hence consolidate their financial results under U.S. GAAP. See “Item 4. Information on the Company — C. Organizational Structure” of our annual report on Form 20-F for our fiscal year ended March 31, 2021 for further details. Other than investment in VIEs and our subsidiaries, no other significant assets or liabilities are held or borne by our WFOEs.
In the opinion of Beijing Docvit Law Firm, our PRC legal counsel, (i) the ownership structures of our VIEs in China and our WFOEs that have entered into contractual arrangements with the VIEs, comply with all existing PRC laws and regulations; and (ii) the contractual arrangements between our WFOEs, the VIEs and their respective shareholders governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, our PRC legal counsel has also advised us that there is substantial uncertainty regarding the interpretation and application of current and future PRC laws, regulations and rules; accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of our VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:
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revoking the business licenses and other licenses and permits of our VIEs;

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discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our WFOEs and our VIEs;

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imposing fines, confiscating the income from our WFOEs or our VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

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requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIEs and deregistering the equity pledges of our VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIEs;

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restricting or prohibiting our use of the proceeds of our initial public offering and the concurrent

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taking other regulatory or enforcement actions that could be harmful to our business.

The imposition of any of these penalties would result in adverse effect on our ability to conduct certain part of our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIEs in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIEs or our right to receive substantially all the economic benefits and residual returns from our VIEs and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIEs in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have an adverse effect on our financial condition and results of operations.
We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.
We have entered into contractual arrangements with our VIEs and their shareholders to conduct certain aspects of our businesses. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct its operations in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIEs and their respective shareholders of their obligations under the contracts to exercise control over our VIEs. However, the shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIEs. If any disputes relating to these contracts remain unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “— Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.” Therefore, our contractual arrangements with our VIEs may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.
Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.
We refer to the shareholders of each of our VIEs as its nominee shareholders because although they remain the holders of equity interests on record in each of our VIEs, pursuant to the terms of the relevant power of attorney, each such shareholder has irrevocably authorized our WFOEs to exercise his, her or its rights as a shareholder of the relevant VIE.
If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur additional costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under PRC law. For example, if the shareholders of our VIEs refuse to transfer their equity interest in our VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.
All of these contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements between us and our variable interest entity will be resolved through arbitration in China. These disputes do not include claims arising under the United States federal securities law and thus the arbitration provisions do not prevent our shareholders from pursuing claims under the United Sates federal securities law. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See “— Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be negatively affected.
The shareholders and directors of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.
Conflicts of interest may arise out of the dual roles of the individual who is an officer of our company and a shareholder and director of our VIEs, as well as the entity who is both an affiliate of a shareholder of our company and shareholder of our VIEs. These shareholders and directors may breach, or cause our

VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs, which would have a material and adverse effect on our ability to effectively control our VIEs and receive economic benefits from them. For example, the shareholders and directors may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders and directors will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and directors and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders and directors, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.
Risks Related to Doing Business in China
Uncertaintieswith respect to the PRC legal system could adversely affect us.
We conduct our business primarily through our subsidiaries and VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.
PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China for the past decades. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.
Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, we may not be aware of our potential violation of these policies and rules. In addition, any administrative and court proceedings in China may be protracted and result in substantial costs and diversion of resources and management attention.
PRC government has significant oversight over the conduct of our business and it has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.
The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always consistent and enforcement of these laws, regulations and rules involves uncertainties.
In particular, PRC laws and regulations concerning the used car e-commerce industry are developing and evolving. Although we have taken measures to comply with the laws and regulations that are applicable to our business operations and avoid conducting any activities that may be deemed as illegal under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating our industry and amend the existing laws and regulations in the future. See “— Risks Related to Our Business and Industry — Failure to obtain certain filings, approvals, licenses, permits and certificates for our business operations may materially and adversely affect our business, financial condition and results of operations” of our annual report on the 2021 Form 20-F, originally filed with the SEC on July 30, 2021. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations. Moreover, developments in the used car service industry and online used car transaction industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies that may limit or restrict online used car dealers like us, which could materially and adversely affect our business and results of operations.
In addition, our PRC subsidiaries are subject to laws and regulations applicable to foreign investment in China. The Foreign Investment Law, which took effect on March 15, 2019, and its current implementation and interpretation rules, which came into effect on January 1, 2020, do not explicitly clarify whether VIEs that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under the definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations, or the State Council. If our control over its VIEs through contractual arrangements is deemed as a foreign investment in the future, and any business of our VIEs is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our VIEs may be deemed as invalid and illegal.
From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations. These and other similar legal and regulatory developments could lead to legal and economic uncertainty, affect how we design, market and sell solutions, how we operate our business, how our customers process and share data, how we process and use data, and how we transfer personal data from one jurisdiction to another, which could negatively impact demand for our solutions. We may incur substantial costs to comply with such laws and regulations, to meet the demands of our customers relating to their own compliance with applicable laws and regulations, and to establish and maintain internal compliance policies.
On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As such, we cannot assure you that additional requirements relating to approval from the CSRC or other regulatory authorities or other procedures will not be imposed on us, in connection with this offering or other further offerings of securities. Nor can we assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC government authorities. Based on the foregoing and currently effective PRC laws, our PRC counsel are of the view that, as of the date of this prospectus supplement, these opinions do not have a material adverse impact on our business.
The PRC anti-monopoly enforcement agencies have in recent years strengthened enforcement under the PRC Anti-monopoly Law. In March 2018, the State Administration for Market Regulation , or the SAMR, was formed as a new governmental agency to take over, among other things, the anti-monopoly enforcement functions from the relevant departments under the Ministry of Commerce of the PRC, or the MOFCOM, the National Development Reform Committee, or the NDRC, and the State Administration for Industry and Commerce, or the SAIC, respectively. Since its inception, the SAMR has continued to strengthen anti-monopoly enforcement. In December 2018, the SAMR issued the Notice on Anti-monopoly Enforcement Authorization, which grants authorities to its province-level branches to conduct anti-monopoly enforcement within their respective jurisdictions. In September 2020, the SAMR issued Anti-monopoly Compliance Guideline for Operators, which requires, under the PRC Anti-monopoly Law, operators to establish anti-monopoly compliance management systems to prevent anti-monopoly compliance risks. On February 7, 2021, the Antimonopoly Commission of the State Council officially promulgated the Anti-Monopoly Guidelines for Internet Platforms. Pursuant to an official interpretation from the Anti-monopoly Commission of the State Council, the Anti-Monopoly Guidelines for Internet Platforms mainly covers five aspects, including general provisions, monopoly agreements, abusing market dominance, concentration of undertakings, and abusing of administrative powers eliminating or restricting competition. The Anti-Monopoly Guidelines for Internet Platforms prohibits certain monopolistic acts of internet platforms so as to protect market competition and safeguard interests of users and undertakings participating in internet platform economy, including without limitation, prohibiting companies with dominant position from abusing their market dominance (such as discriminating customers in terms of pricing and other transactional conditions using big data and analytics, coercing counterparties into exclusivity arrangements, using technology means to block competitors’ interface, favorable positioning in search results of goods displays, using bundle services to sell services or products, compulsory collection of unnecessary user data). In addition, the Anti-Monopoly Guidelines for Internet Platforms also reinforces antitrust merger review for internet platform related transactions to safeguard market competition. In practice, the PRC governmental authority also strengthens the supervision of monopoly and other unfair competition acts, and requests to establish a new order of the platform economy. In April 2021, the SAMR, together with certain other PRC government authorities convened an administrative guidance meeting, focusing on unfair competition acts in community group buying, self-inspection and rectification by major internet companies of possible violations of anti-monopoly, anti-unfair competition, tax and other related laws and regulations, and requesting such companies to comply with relevant laws and regulations strictly and be subject to public supervision. In addition, many internet companies, including the over 30 companies which attended such administrative guidance meeting, are required to conduct a comprehensive self-inspection and make necessary rectification accordingly. The SAMR has stated it will organize and conduct inspections on the companies’ rectification results. If the companies are found to conduct illegal activities, more severe penalties are expected to be imposed on them in accordance with the laws. As the Anti-Monopoly Guidelines for Internet Platforms was newly promulgated, we are unable to estimate its specific impact on our business, financial condition, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. Any failure or perceived failure by us to comply such regulations and authorities’ requirements may result in governmental investigations or enforcement actions, lawsuits or claims against us and could have an adverse effect on our business, financial condition and results of operations.
Our ADSs may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting or the cessation of trading of our ADSs, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the U.S.
Our auditor, the independent registered public accounting firm that issues the audit report included in the 2021 Form 20-F, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is currently not inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. In September 2021, the PCAOB adopted a rule related to the PCAOB’s responsibilities under the HFCA Act, which establishes a framework for the PCAOB to determine, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule was approved by the SEC in November 2021 and has become effective. On December 2, 2021, the SEC issued amendments to finalize the interim final rules. Specifically, the SEC implemented the submission and disclosure requirements under the HFCA Act. Further the SEC established procedures to identify issuers that have filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate, or Commission-Identified Issuers, and prohibit the trading of the securities of such registrants as required by the HFCA Act. Pursuant to the HFCA Act and the SEC and PCAOB rules, if we have been identified as an Commission-Identified Issuer for three consecutive years, our shares or ADSs will be delisted or prohibited from trading on a national securities exchange or over-the-counter. The earliest time that we could be delisted or prohibited from being traded is 2024 after we file the annual report on Form 20-F for the fiscal year ending March 31, 2024.
On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.
The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.
The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.
The PCAOB’s inability to conduct inspections in China prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.
In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in

the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.
Risks Related to Our Class A Ordinary Shares and ADSs
If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.
Prior to our initial public offering in June 2018, we were a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2018 and 2019, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.
The material weaknesses identified related to (i) our lack of adequate number of accounting staff and management resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements and (ii) insufficient documented financial closing policies and procedures, specifically those related to period end expenses cut-off and accruals. We are in the process of implementing a number of measures to remedy these control deficiencies. See “Item 15. Controls and Procedures — Internal Control Over Financial Reporting” in our 2021 Form 20-F, which is incorporated by reference in this prospectus supplement. However, the implementation of these measures may not fully address these deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct these control deficiencies or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.
We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, we have ceased to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting beginning with our annual report for the fiscal year ending March 31, 2022. Our management has concluded that our internal control over financial reporting was not effective for the fiscal year ended March 31, 2021. Moreover, even if our management concludes that our internal control over financial reporting is effective in the future, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.
During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of the ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods.
We have ceased to be an emerging growth company within the meaning of the Securities Act and could no longer take advantage of certain reduced reporting requirements and may incur increased costs as a result.
An emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. In addition, the JOBS Act provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new and revised accounting standards. As we are no longer an “emerging growth company,” our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting beginning with our annual report for the fiscal year ending March 31, 2022. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.

USE OF PROCEEDS
We will not receive any proceeds from the sale of securities by the selling shareholders.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2021 on an actual basis.
This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our annual report on our 2021 Form 20-F, and Form 6-K containing our unaudited financial results for the three months ended June 30, 2021 filed with the SEC on September 24, 2021, which are incorporated by reference into this prospectus.
	As of June 30, 2021,
	RMB	US$
	(in thousands, except for share data)
Indebtedness:
Short-term borrowings and current portion of long-term borrowings	68,684	10,638
Long-term borrowings	233,000	36,087
Shareholders’ Deficit:
Ordinary shares (US$0.0001 par value, 10,000,000,000 shares authorized; 1,077,215,243 Class A ordinary shares and 40,809,861 Class B ordinary shares issued and outstanding)(1)	737	114
Additional paid-in capital	13,714,761	2,124,146
Accumulated other comprehensive income	242,617	37,577
Accumulated deficit	(15,979,241)	(2,474,869)
Total Shareholders’ deficit	(2,021,289)	(313,057)

(1)
Does not include 58,258,083 senior convertible preferred shares held by Astral Success Limited, the certificate of designation of which was dated on July 12, 2021. Joy Capital made prepayment of RMB 129.2 million (US$20 million) for the subscription of the 58,258,083 senior convertible preferred shares on June 25, 2021.

OFFER STATISTICS AND EXPECTED TIMETABLE
The selling shareholders identified in this prospectus supplement and/or their affiliates may sell from time to time up to an aggregate of 1,325,226,124 Class A ordinary shares, in the form of ADS or otherwise.

SELLING SHAREHOLDERS
This prospectus supplement relates to the proposed sale from time to time by the selling shareholders identified in the table herein and/or their affiliates of up to an aggregate of 1,325,226,124 Class A ordinary shares, in the form of ADS or otherwise, held by the selling shareholders pursuant to this prospectus supplement.
We have no assurance that the selling shareholders will sell any of the securities registered for sale hereunder. The selling shareholders may sell such securities to or through underwriters, dealers or agents or directly to purchasers or otherwise. See “Plan of Distribution.” The selling shareholders may also sell, transfer or otherwise dispose of some or all such securities in transactions exempt from the registration requirements of the Securities Act. Accordingly, we cannot estimate the number of Class A ordinary shares, in the form of ADS or otherwise, that the selling shareholders will sell under this prospectus supplement.
The table below provides information about the ownership of the selling shareholders of our shares and the maximum number of Class A ordinary shares that may be offered from time to time by the selling shareholders hereunder. The selling shareholders may sell less than all of the shares listed in the table below.
The information in the following table and the related notes is based on information filed with the SEC or supplied to us by the selling shareholders. We have not sought to verify such information. Information about the selling shareholders may change over time. Any changed or new information given to us by the selling shareholders will be set forth in supplements to this prospectus supplement, the accompanying prospectus or amendments to the registration statement, if and when necessary.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. The calculations are based on 1,557,643,691 shares outstanding as of the date of this prospectus supplement, comprising of (i) 1,145438,549 Class A ordinary shares, excluding the 5,895,072 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our Amended and Restated Plan, (ii) 40,809,861 Class B ordinary shares and (iii) 371,395,281 senior convertible preferred shares, which can be converted into 371,395,281 Class A ordinary shares on a one-for-one basis at the current applicable conversion price.

Selling Shareholders:	Class A Ordinary Shares	Class B Ordinary Shares	Senior Convertible Preferred Shares	Total Shares	%†	% of Aggregate Voting Power††	Shares Registered Pursuant to this Registration Statement (Maximum number of Shares that may be sold)
Nio entities(1)	—	—	458,782,405	458,782,405	25.3	21.0	458,782,405
Astral Success Limited(2)	—	—	458,782,405	458,782,405	24.8	20.7	458,782,405
GIC Private Limited(3)	207,340,825	—	—	207,340,824	13.3	10.8	50,813,008
Redrock Holding Investments Limited(4)	123,847,794	—	—	123,847,794	8.0	6.4	123,847,794
Baidu (Hong Kong) Limited(5)	79,832,280	—	—	79,832,280	5.1	4.1	79,832,280
TPG Growth III SF Pte. Ltd.(6)	37,608,578	—	—	37,608,578	2.4	2.0	37,608,578
58.com Holdings Inc.(7)	29,126,214	—	—	29,126,214	1.9	1.5	29,126,214
LC Parallel Fund V, L.P (8)	2,156,615	—	—	2,156,615	0.1	0.1	2,156,615
LC Fund V, L.P.(9)	29,395,583	—	—	29,395,583	1.9	1.5	29,395,583
JENCAP UX II PLUS LLC(10)	16,872,900	—	—	16,872,900	1.1	0.9	16,872,900
JenCap UX(11)	27,572,210	—	—	27,572,210	1.8	1.4	27,572,210
Haixia Uxin International Limited Partnership(12)	4,610,889	—	—	4,610,889	0.3	0.2	4,610,889
ClearVue UXin Holdings, Ltd.(13)	5,825,243	—	—	5,825,243	0.4	0.3	5,825,243

†
For each person and group included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficially owned by such person or group by the sum of the total number of ordinary shares outstanding.

††
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A, Class B ordinary shares and senior convertible preferred shares, which are convertible into Class A ordinary shares on a one-for-one basis, as a single class. Each holder of Class A ordinary shares is entitled to one vote per share and each holder of our Class B ordinary shares is entitled to ten votes per share on all matters submitted to them for a vote. Our Class A ordinary shares, Class B ordinary shares and senior convertible preferred shares, which are convertible into Class A ordinary shares on a one-for-one basis, vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

(1)
Represents 458,782,405 senior convertible preferred shares, comprising of (i) 174,774,250 senior convertible preferred shares held by Abundant Grace Investment Limited, (ii) 14,564,520 senior convertible preferred shares that Abundant Grace Investment Limited has a right to purchase at the second closing pursuant to the share subscription agreement on June 14, 2021 among us, Abundant Grace Investment Limited and Astral Success Limited, (iii) up to 208,272,647 senior convertible preferred shares that may be acquired upon exercise of the warrant by Abundant Grace Investment Limited pursuant to the warrant agreement entered into with us on November 15, 2021 which replaces the July 12, 2021 warrant agreement, (iv) 29,129,042 senior convertible preferred shares held by Abundant Glory Investment L.P., and (v) up to 32,041,946 senior convertible preferred shares that may be acquired upon exercise of the warrant by Abundant Glory Investment L.P. pursuant to the warrant assignment form entered into with Abundant Grace Investment Limited on November 15, 2021 and the warrant agreement entered with us on the same day. The initial conversion ratio of one senior convertible preferred share and one Class A ordinary share is 1:1, subject to certain adjustments. Each warrant to purchase senior convertible preferred share entitles the warrant holder to purchase one senior convertible preferred share at an exercise price of US$0.3433, subject to certain adjustments. Such warrants are exercisable, at the option of the holder, at any time and from time to time on or prior to 5 p.m. (New York City time) of January 12, 2023. NBNW Investment Limited and Eve One Fund II L.P. comprise the owners of the majority of the voting interest of Abundant Grace Investment Limited. NBNW Investment Limited is a holding company indirectly and wholly owned by a family trust set up by Mr. Bin Li. Nio Capital II LLC is the general partner of Eve One Fund II L.P. and Abundant Glory Investment L.P., and Mr. Bin Li is one of the managers of Nio Capital II LLC. The registered office of Abundant Grace Investment Limited is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The registered office of Abundant Glory Investment L.P. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The business address of NBNW Investment Limited is P.O. Box 957, Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands. The address of Eve One Fund II L.P. is c/o Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman KY1-1002, Cayman Islands. The address of Nio Capital II LLC is Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. The above is based on the Schedule 13D filed by Eve One Fund II L.P. and Abundant Grace Investment Limited, among others, on July 22, 2021, as amended on November 16, 2021.
(2)
Represents 458,782,405 senior convertible preferred shares, comprising of (i) 167,491,989 senior convertible preferred shares held by Astral Success Limited, (ii) 50,975,823 senior convertible preferred shares that Astral Success Limited has a right to purchase at the second closing pursuant to the share subscription agreement on June 14, 2021 among us, Abundant Grace Investment Limited and Astral Success Limited, and (iii) up to 240,314,593 senior convertible preferred shares that may be acquired upon exercise of the warrant by Astral Success Limited pursuant to the warrant agreement entered into with us on July 12, 2021. Each senior convertible preferred share has a par value of $0.0001 per share and a stated value equal to US$0.3433. The initial conversion ratio of one senior convertible preferred share and one Class A ordinary share is 1:1, subject to certain adjustments. Each warrant to purchase senior convertible preferred share entitles the warrant holder to purchase one senior convertible preferred share at an exercise price of US$0.3433, subject to certain adjustments. Such warrants are exercisable, at the option of the holder, at any time and from time to time on or prior to 5 p.m. (New York City time) of January 12, 2023 Joy Capital Opportunity, L.P., Joy Capital II, L.P. and Joy Capital III, L.P. comprise the owners of the majority of the voting interest of Astral Success Limited. Joy Capital Opportunity GP, L.P., Joy Capital II GP, L.P. and Joy Capital III GP, L.P. are the respective general partners of Joy Capital Opportunity, L.P., Joy Capital II, L.P. and Joy Capital III, L.P. Joy Capital GP, Ltd. is the general partner of Joy Capital Opportunity GP, L.P., Joy Capital II GP, L.P. and Joy Capital III GP, L.P. Each of these entities is ultimately controlled by Mr. Erhai Liu. Mr. Erhai Liu disclaims beneficial ownership of the securities in us held by each of the above entities, except to the extent of Mr. Erhai Liu’s pecuniary interest therein, if any. The registered office of Astral Success Limited is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of each of Joy Capital Opportunity, L.P., Joy Capital Opportunity GP, L.P., Joy Capital II, L.P., Joy Capital II GP, L.P., Joy Capital III, L.P., Joy Capital III GP, L.P. and Joy Capital GP, Ltd. is c/o Harneys Services (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. The above is based on the Schedule 13D filed by Joy Capital Opportunity, L.P. and Astral Success Limited, among others, on July 22, 2021, as amended on November 16, 2021.

(3)
Represents 207,340,825 Class A ordinary shares beneficially owned by GIC Private Limited. GIC Private Limited is wholly owned by the Government of Singapore and was established with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address of GIC Private Limited is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(4)
Represents 112,197,309 Class A ordinary shares directly held by Redrock Holding Investments Limited in the form of 37,399,103 ADSs and 11,650,485 Class A ordinary shares by way of conversion from the convertible notes held by Redrock Holding Investments Limited in principal amount of US$12 million at a conversion price of $1.03 per Class A ordinary share on July 12, 2021, as reported on the Schedule 13D/A filed by Redrock Holding Investments Limited, among others, on July 13, 2021. Redrock Holdings Investments Limited is incorporated in British Virgin Islands and is owned by

Warburg Pincus Private Equity XI, L.P., a Delaware limited partnership, Warburg Pincus Private Equity XI-B, L.P., a Delaware limited partnership, Warburg Pincus Private Equity XI-C, L.P., a Cayman Islands exempted limited partnership, Warburg Pincus XI (Asia), L.P., a Cayman Islands exempted limited partnership, Warburg Pincus XI Partners, L.P., a Delaware limited partnership, and WP XI Partners, L.P., a Delaware limited partnership. Warburg Pincus LLC, a New York limited liability company, is the manager of Warburg Pincus Private Equity XI, L.P., Warburg Pincus Private Equity XI-B, L.P., Warburg Pincus Private Equity XI-C, L.P., Warburg Pincus XI (Asia), L.P., Warburg Pincus XI Partners, L.P., and WP XI Partners, L.P. The general partner of Warburg Pincus Private Equity XI (Asia), L.P., Warburg Pincus Private Equity XI-B, L.P., Warburg Pincus XI Partners and WP XI Partners is Warburg Pincus XI, L.P., a direct subsidiary of Warburg Pincus & CO, a New York general partnership and the general partner of Warburg Pincus XI, L.P. Charles R. Kaye and Joseph P. Landy are the managing general partners of Warburg Pincus & Co., and the ultimate general partners of Warburg Pincus Private Equity XI-C, L.P. and Warburg Pincus XI (Asia), L.P. Charles R. Kaye and Joseph P. Landy disclaim beneficial ownership of all shares held by Warburg Pincus entities mentioned herein. Investment and voting decisions with respect to the shares are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares held by Warburg Pincus entities mentioned herein. The registered office of Redrock Holding Investments Limited is P.O. Box 3340, Road Town, Tortola, British Virgin Islands. The above is based on the Schedule 13D/A filed by Redrock Holding Investments Limited, among others, on July 13, 2021.
(5)
Represents 79,832,280 Class A ordinary shares directly held by Baidu (Hong Kong) Limited, as reported on the Schedule 13G filed by Baidu (Hong Kong) Limited, among others, on February 1, 2019. Baidu (Hong Kong) Limited is incorporated in Hong Kong and wholly owned by Baidu, Inc., a public company listed on the Nasdaq Global Select Market. The registered office of Baidu (Hong Kong) Limited is Rooms 2201-03, 22/F, World-Wide House, 19 Des Voeux Road Central, Hong Kong. The above is based on the Schedule 13G filed by Baidu (Hong Kong) Limited, among others, on February 1, 2019.

(6)
Represents 37,608,578 Class A ordinary shares directly held by TPG Growth III SF Pte. Ltd. TPG Growth III SF Pte. Ltd. is a company formed under the laws of Singapore whose sole ordinary shareholder is TPG Growth III SF Finance, Limited Partnership, a Prince Edward Island limited partnership. TPG Growth III SF AIV GenPar, L.P., a Cayman Islands limited partnership, is the general partner of TPG Growth III SF Finance, Limited Partnership, and TPG Growth III SF AIV GenPar Advisors, Inc., a Cayman Islands exempted company, is the general partner of TPG Growth III SF AIV GenPar, L.P. The sole ordinary shareholder of TPG Growth III SF AIV GenPar Advisors, Inc. is TPG Holdings III, L.P., a Delaware limited partnership. TPG Holdings III-A, L.P., a Cayman Islands limited partnership, is the general partner of TPG Holdings III, L.P. TPG Holdings III-A, Inc., a Cayman Islands corporation, is the general partner of TPG Holdings III-A, L.P. TPG Group Holdings (SBS), L.P., a Delaware limited partnership, is the sole ordinary shareholder of TPG Holdings III-A, Inc. TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company is the general partner of TPG Group Holdings (SBS), L.P. TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation, is the sole member of TPG Group Holdings (SBS) Advisors, LLC. The address for all of the entities set forth in this footnote is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(7)
Represents 29,126,214 Class A ordinary shares directly held by 58.com Holdings Inc. The registered office of 58.com Holdings Inc. is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands. 58.com Holdings Inc. is wholly owned by Quantum Bloom Group Ltd, a limited liability company incorporated in the Cayman Islands, which is controlled by Jinbo Yao. Mr. Yao holds his interests in Quantum Bloom through Nihao Haven, which is controlled by Mr. Yao through a trust, and Internet Opportunity Haven Company, which he controls as the general partner.

(8)
Represents 2,156,615 Class A ordinary shares directly held by LC Parallel Fund V, L.P., a limited partnership under Cayman Islands law. The general partner of LC Parallel Fund V, L.P. is LC Fund V GP Limited, an entity incorporated in Cayman Islands. 20% of the shares of LC Fund V GP Limited are held by Right Lane Limited, a limited liability company incorporated in Hong Kong. Right Lane Limited is directly controlled by Legend Holdings Corporation, a public company listed on Hong Kong Stock Exchange and incorporated in the People’s Republic of China. Linan Zhu directly held 10% of the shares of LC Fund V GP Limited and 4.42% of the shares of Legend Holdings Corporation. 11.5% of the shares of LC Fund V GP Limited are held by Nengguang Wang. The rest of the shares of LC Fund V GP Limited are held by shareholders that each held less than 10% of the equity interest of LC Fund V GP Limited. The registered office of LC Parallel Fund V, L.P. Limited is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(9)
Represents 29,395,583 Class A ordinary shares directly held by LC Fund V, L.P. The general partner of LC Fund V, L.P. is LC Fund V GP Limited, an entity incorporated in Cayman Islands. 20% of the shares of LC Fund V GP Limited are held by Right Lane Limited, a limited liability company incorporated in Hong Kong. Right Lane Limited is directly controlled by Legend Holdings Corporation, a public company listed on Hong Kong Stock Exchange and incorporated in the People’s Republic of China. Linan Zhu directly held 10% of the shares of LC Fund V GP Limited and 4.42% of the shares of Legend Holdings Corporation. 11.5% of the shares of LC Fund V GP Limited are held by Nengguang Wang. The rest of the shares of LC Fund V GP Limited are held by shareholders that each has less than 10% of the equity interest of LC Fund V GP Limited. The registered office of LC Parallel Fund V, L.P. Limited is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(10)
Represents 16,872,900 Class A ordinary shares directly held by JENCAP UX II PLUS LLC. , a limited liability company formed in the State of Delaware, United States. JENCAP UX II Plus LLC is wholly owned by JENCAP UX II, of which the management shareholder that controls the voting thereof is Jeneration Capital Management, an exempted company incorporated in Cayman Islands, which is ultimately controlled by Jimmy Ching-Hsin Chang. The registered office of JENCAP UX II PLUS LLC is 2711 Centerville Road, Suite 400, Wilmington, Delaware, U.S.A., 19808.

(11)
Represents 27,572,210 Class A ordinary shares directly held by JenCap UX , a company incorporated in Cayman Islands. JenCap UX is wholly owned by Jeneration Capital Partners L.P., of which Jeneration Capital GP is the general partner. Jeneration Capital GP is ultimately controlled by Jimmy Ching-Hsin Chang. The registered office of JenCap UX is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(12)
Represents 4,610,889 Class A ordinary shares directly held by Haixia Uxin International Limited Partnership. Haixia Capital Management Ltd is the general partner of Haixia Uxin International Limited Partnership. Haixia Capital Management Ltd is controlled by Junjie Sun. The registered office of Haixia Uxin International Limited Partnership is Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, . Cayman Islands. The address of Junjie Sun and Haixia Capital Management Ltd is Room 2209, Block A, Wanda Plaza, 93 Jianguo Road, Chaoyang District, Beijing, China.

(13)
Represents 5,825,243 Class A ordinary shares directly held by ClearVue UXin Holdings, Ltd. ClearVue Uxin Holdings, Ltd. is wholly owned by ClearVue Partners II, L.P. ClearVue Partners II GP, L.P. is the general partner of ClearVue Partners II, L.P. The registered office of ClearVue UXin Holdings, Ltd. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman lslands. The registered office of ClearVue Partners II, L.P. and ClearVue Partners II GP, L.P. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We have not declared or paid any dividends on our shares, nor do we have any present plan to pay any cash dividends on our shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.
If we pay any dividends on our shares, we will pay those dividends which are payable in respect of the ordinary shares underlying our ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder.

PLAN OF DISTRIBUTION
We are registering the sale of Class A ordinary shares, in the form of ADS or otherwise, that are currently held or may be acquired by the selling shareholders identified in this prospectus supplement from time to time after the date hereof.
The aggregate proceeds to the selling shareholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any proceeds from the sale of securities by the selling shareholders.
The selling shareholders may sell Class A ordinary shares, in the form of ADS or otherwise, offered by this prospectus supplement, from time to time, in one or more offerings, through agents, to or through dealers or underwriters, directly to purchasers, in “at-the-market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, or through a combination of any of these methods of sale.
The selling shareholders may sell all or a portion of the Class A ordinary shares, in the form of ADS or otherwise, offered hereby from time to time directly to one or more purchasers through a specific bidding auction process, negotiated sale or otherwise, or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters, broker-dealers or agents, the selling shareholders will pay for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on these exchanges or systems or in the over-the-counter market or through the writing of options, whether such options are listed on an options exchange or otherwise, and in one or more transactions at fixed prices which may be changed, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling securities:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

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broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

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through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling shareholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus supplement, provided that they meet the criteria and conform to the requirements of those provisions. Any shares covered by this prospectus supplement that qualify for sale under Rule 144 of the Securities Act may also be sold under Rule 144 rather than under this prospectus supplement.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholders under this prospectus supplement. The selling shareholders also may transfer or donate the securities in other circumstances, in which case the pledgees, transferees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and the applicable prospectus supplement.
In connection with the sale of our securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as further supplemented or amended to reflect such transaction).
The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the securities to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer and other applicable information will be set forth in the applicable prospectus supplement or free writing prospectus relating to such offering.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our securities in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

TAXATION
The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, China and the United States.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or our shareholders levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ordinary shares and ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares or the ADSs, nor will gains derived from the disposal of our ordinary shares or the ADSs be subject to Cayman Islands income or corporation tax.
PRC Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.
We believe that Uxin Limited is not a PRC resident enterprise for PRC tax purposes. Uxin Limited is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Uxin Limited meets all of the conditions above. Uxin Limited is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.

If the PRC tax authorities determine that Uxin Limited is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are deemed to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% which in the case of dividends may be withheld at source. Any PRC tax liability may be reduced by an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Uxin Limited would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Uxin Limited is treated as a PRC resident enterprise.
Provided that our Cayman Islands holding company, Uxin Limited, is not deemed to be a PRC resident enterprise, holders of our ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or the ADSs. SAT Public Notice 7 further clarifies that, if a non-resident enterprise derives income by acquiring and selling shares in an offshore listed enterprise in the public market, such income will not be subject to PRC tax. In addition, SAT Public Notice 37 provided certain key changes to the previous withholding regime, such as (i) the withholding obligation for a non-resident enterprise deriving dividend arises on the date on which the payment is actually made rather than on the date of the resolution that declared the dividends, (ii) non-resident enterprises are not obligated to report tax to relevant authorities if their withholding agents fail to perform the withholding obligation is removed. However, there is uncertainty as to the application of SAT Public Notice 37 and SAT Public Notice 7, we and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Public Notice 37 and SAT Public Notice 7 and we may be required to expend valuable resources to comply with SAT Public Notice 37 and SAT Public Notice 7 or to establish that we should not be taxed under SAT Public Notice 37 and SAT Public Notice 7.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ADSs or Class A ordinary shares by a U.S. Holder (as defined below) that holds the ADSs or Class A ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, Medicare tax on certain net investment or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the ADSs or Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
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banks and other financial institutions;

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insurance companies;

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pension plans;

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cooperatives;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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traders that elect to use a mark-to-market method of accounting;

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certain former U.S. citizens or long-term residents;

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tax-exempt entities (including private foundations);

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holders who acquire their ADSs or Class A ordinary shares pursuant to any employee share option or otherwise as compensation;

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investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

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investors that have a functional currency other than the U.S. dollar;

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persons that actually or constructively own 10% or more of the total combined voting power or value of our stock; or

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partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or Class A ordinary shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ADSs or Class A ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ADSs or Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ADSs or Class A ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying Class A ordinary shares represented by the ADSs, and therefore deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax. The remainder of this discussion assumes that a U.S. Holder of the ADSs or Class A ordinary shares will be treated in this manner.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). A separate determination must be made after the close of each taxable year as to whether a non-United States corporation is a PFIC for that year. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles associated with active business activity is taken into account as a non-passive asset.

In addition, a non-U.S. corporation will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock. Although the law in this regard is not entirely clear, we treat our VIEs and their subsidiaries as being owned by us for U.S. federal income tax purposes because we control the management decisions and are entitled to substantially all of the economic benefits associated with these entities. As a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we do not own the stock of our VIEs and their subsidiaries for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.
Assuming that we are the owner of our VIEs and their subsidiaries for U.S. federal income tax purposes, we do not believe that we were a PFIC for our taxable year ended March 31, 2021 and we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets and the value of our assets. As previously disclosed, we believed that we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2019. Fluctuations in the market price of our ADSs may cause us to become a PFIC for the current or future taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our ADSs from time to time (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. If our market capitalization subsequently declines, we may be or become a PFIC for the current taxable year or future taxable years. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.
If we are a PFIC for any year during which a U.S. Holder holds our ADSs or Class A ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or Class A ordinary shares even if we cease to meet the threshold requirements for PFIC status. However, if we cease to be a PFIC, provided that you have not made a mark-to-market election, as described below, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ADSs or ordinary shares, as applicable. If such election is made, you will be deemed to have sold our ADSs or Class A ordinary shares you hold at their fair market value and any gain from such deemed sale would be subject to the rules described in the following two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, your ADSs or Class A ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and you will not be subject to the rules described below with respect to any “excess distribution” you receive from us or any gain from an actual sale or other disposition of the ADSs or Class A ordinary shares. The rules dealing with deemed sale elections are very complex. Each U.S. Holder should consult its tax advisors regarding the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available to you.
The United States federal income tax rules that apply if we are classified as a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “— Passive Foreign Investment Company Rules.”
Dividends
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on the ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for

U.S. federal income tax purposes. Dividends received on the ADSs or Class A ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
A non-corporate U.S. Holders will be subject to tax at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the ADSs or Class A ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year, (3) certain holding period requirements are met, and (4) such non-corporate U.S. Holders are not under an obligation to make related payments with respect to positions in substantially similar or related property. For this purpose, ADSs listed on the Nasdaq Global Select Market will generally be considered to be readily tradable on an established securities market in the United States. Although the law in this regard is not entirely clear, since we do not expect our Class A ordinary shares will be listed on any securities market, we do not believe that Class A ordinary shares that are not represented by ADSs will generally be considered to be readily tradable on an established securities market in the United States. There can be no assurance that our ADSs will continue to be considered readily tradable on an established securities market in later years. Furthermore, as previously disclosed, we believed that we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2019. Each U.S. Holder should consult its tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or Class A ordinary shares.
In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on the ADSs or Class A ordinary shares. We may, however, be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Class A ordinary shares, regardless of whether such shares are represented by the ADSs, and regardless of whether our ADSs are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation applicable to qualified dividend income, as described in the preceding paragraph. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations.
For U.S. foreign tax credit purposes, dividends paid on the ADSs or Class A ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. If PRC withholding taxes apply to dividends paid to you with respect to the ADSs or Class A ordinary shares, you may be able to obtain a reduced rate of PRC withholding taxes under the United States-PRC income tax treaty if certain requirements are met. In addition, subject to certain conditions and limitations, PRC withholding taxes on dividends that are non-refundable under the income tax treaty between the United States and the PRC may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. If a U.S. Holder does not elect to claim a foreign tax credit, such holder may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. Each U.S. Holder should consult its tax advisors regarding the creditability of any PRC tax.
Sale or Other Disposition
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize gain or loss upon the sale or other disposition of our ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or Class A ordinary shares. The gain or loss will generally be capital gain or loss. Individuals and other non-corporate U.S. Holders who have held the ADS or Class A ordinary shares for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC tax upon the disposition of our ADSs or Class A ordinary shares. In such event, if PRC tax were to be imposed on any gain from such disposition, a U.S. Holder that is eligible for the benefits of the United States-PRC income tax treaty may elect to treat such gain as PRC source income. Each U.S. Holder should consult its tax advisors regarding the creditability of any PRC tax.
Passive Foreign Investment Company Rules
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect regardless of whether we remain a PFIC on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or Class A ordinary shares), and (ii) any gain realized on the sale or other disposition of ADSs or Class A ordinary shares. Under the PFIC rules:
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such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A ordinary shares;

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such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

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such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

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an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our subsidiaries, our VIEs or any of the subsidiaries of our VIEs is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries, our VIEs or any of the subsidiaries of our VIEs.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock. The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable United States Treasury regulations. We expect that our ADSs will continue to be listed on the NASDAQ Global Select Market, which is a qualified exchange for these purposes, and, consequently, assuming that the ADSs are regularly traded, it is expected that the mark-to-market election would be available to a U.S. Holder of our ADSs if were we to become a PFIC, but no assurances are given in this regard. If a U.S. Holder makes this election with respect to the ADSs, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
Because a mark-to-market election technically cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual report containing such information as the United States Treasury Department may require. Each U.S. Holder should consult its tax advisors regarding the U.S. federal income tax consequences of owning and disposing of the ADSs or Class A ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters of United States federal securities law and New York State law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law, and by Beijing Docvit Law Firm with respect to legal matters of PRC law. The validity of the Class A ordinary shares offered hereby and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Beijing Docvit Law Firm. Skadden, Arps, Slate, Meagher & Flom LLP and Maples and Calder (Hong Kong) LLP may rely upon Beijing Docvit Law Firm with respect to matters governed by PRC law. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law.
If legal matters in connection with offerings made pursuant to this prospectus supplement are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement or free writing prospectus relating to any such offerings.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the fiscal year ended March 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 11/F PricewaterhouseCoopers Center, Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai, the People’s Republic of China.

EXPENSES
The following table sets forth the aggregate expenses to be paid by us in connection with the offering made hereby. All amounts shown are estimates, except for the SEC registration fee.
SEC registration fee	US$ 66,543
Legal fees and expenses	112,000
Miscellaneous	10,000
Total	US$ 188,543

PROSPECTUS
Uxin Limited
Class A Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Units
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, par value US$0.0001 per share, including in the form of American depositary shares, or ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our ADSs, Class A ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.
In addition, from time to time, selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares, including Class A ordinary shares represented by ADSs, held by them. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.
The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the ticker symbol “UXIN.”
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 50 of this prospectus.
We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries and VIEs and their subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 9, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.
Investors in the securities are purchasing securities of Uxin Limited, a Cayman Islands holding company with no equity ownership in its VIEs and their subsidiaries. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs and their subsidiaries with which we have maintained contractual arrangements. We derived 10.2%, 4.6%, 5.1% and 0.9% of our net revenues from our VIEs and their subsidiaries for the year ended December 31, 2018 and 2019, the three months ended March 31, 2020 and the year ended March 31, 2021, respectively. As used in this prospectus, “we,” “us,” “our company,” or “our,” refers to Uxin Limited, our Cayman Islands holding company, and its subsidiaries, and, in the context of describing our operations and consolidated financial information, our VIEs and their subsidiaries in China.
Our corporate structure is subject to risks associated with our contractual arrangements with our VIEs. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries and VIEs and their subsidiaries, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and their subsidiaries and our company as a whole. Our Class A ordinary shares or our ADSs may decline in value or become worthless, if we are unable to assert our contractual control rights over the assets of our VIEs that conduct some or all of our operations. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information — Risk Factors — Risks Related to Our Corporate Structure” in our Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference and “Risk Factors — Risks Related to Our Corporate Structure” in this prospectus.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of PCAOB inspection on our auditors. For a detailed description of risks related to doing business in China, “Item 3.D. Key Information — Risk Factors — Risks Related to Doing Business in China” in our Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference in this prospectus, and “Risk Factors — Risks Related to Doing Business in China” in this prospectus.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 31, 2021.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. Each time this prospectus is used to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•
“ADSs” are to the American depositary shares, each of which represents three Class A ordinary shares, par value US$0.0001 each;

•
“Check Auto” are to our proprietary car inspection system;

•
“China” or “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

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“RMB” and “Renminbi” are to the legal currency of China, which is our reporting currency;

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“NPS” are to net percentages of promoters for our products and services (those who are willing to keep buying and refer us to others) against detractors (those who are not satisfied with and complain about our offerings)

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“shares” or “ordinary shares” are to our Class A and Class B ordinary shares, par value US$0.0001 per share;

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“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

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“Uxin” or “our platform” are to our platform primarily for buying and selling used cars, which primarily consisted of vehicle sales businesses under our new inventory owning model for the fiscal year of 2021;

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“Our WFOEs” are to our wholly-owned subsidiaries in China;

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“Our VIEs” are to our variable interest entities, which are Youxin Internet (Beijing) Information Technology Co., Ltd., and Youxin Yishouche (Beijing) Information Technology Co., Ltd.; and

•
“we,” “us,” “our company” and “our” are to Uxin Limited, our Cayman Islands holding company, and its subsidiaries, and its VIEs and their subsidiaries in the PRC.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at a rate of RMB6.5518 to US$1.00, the exchange rate in effect as of March 31, 2021 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend, “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

•
our ability to provide customers with high-quality used cars and other related products;

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our ability to provide quality services and compete effectively;

•
our ability to effectively manage risks, including credit risks and fraud risks;

•
our future business development, financial condition and results of operations;

•
expected changes in our revenues, costs, expenses or expenditures;

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the expected growth of, and trends in, the market for our services;

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our expectations regarding demand for and market acceptance of our services;

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competition in our industry;

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relevant government policies and regulations relating to our industry;

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public health crisis, such as the COVID-19 pandemic, MERS, SARS, H1N1 flu, H7N9 flu, and avian flu; and

•
general economic and business conditions in China and globally.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY
We are a leading nationwide online used car dealer in China. As the online destination in China for consumers to buy used cars, we make it possible for consumers to choose from our nationwide selection of used cars and buy the car directly online from our platform. In September 2020, we successfully shifted to an inventory-owning model. The completion of our business model upgrade gave us better control over order flow and supply chain management, and this further strengthens our ability to maximize customer value through our dedicated approach: offering quality value-for-money used cars alongside best-in-class purchasing services.
Our mission is to enable people to buy the car of their choice. Consumers in China have been facing significant challenges when buying used cars via traditional supply chains, such as limited access to a wide selection of used cars, inconvenience in buying used cars from other cities and regions, lack of transparent and reliable information about car condition and complex transaction processes. Operated under the brand Uxin Used Car (优信二手车), our platform addresses these issues by providing consumers with a reliable and one-stop online car buying experience and enabling consumers to select from our nationwide selection of Uxin Certified used cars and access various car-related value-added products and services online throughout China.
We have transformed the used car buying experience in China through our innovative integrated online platform and offline service and fulfilment networks, which takes care of each step of the transaction process and covers the entire value chain. In the second half of 2020, we upgraded our used car transaction value chain and migrated every sales step online. Our online platform ensures that consumers have access not only to an extensive nationwide selection of used cars, but also to a wide range of value-added products and services. In addition, we engage offline third-party service providers to effectively serve consumers and fulfill the transactions made online, such as car delivery, title transfers and other after-sales services. In particular, we provide car inspection services leveraging our inspection capabilities, which allow us to collect proprietary data, images and videos of used cars and generate accurate car condition reports. This allow convenient car comparison and is crucial to consumers’ decision-making process of buying used cars online. With a significant amount of data aggregated on our platform, we are able to continue to innovate and improve our products and services to meet consumers’ varied needs. Together, our products and services provide consumers with the superior experience and peace of mind that our brand embodies. In fact, our name, Uxin (优信), translates to quality and trust in Chinese.
Our comprehensive products and services are supported by a number of critical foundations, including proprietary technology and data analytics capabilities, one-stop online services capabilities and unique online used car transaction fulfillment capabilities.
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Technology and Data Analytics Capabilities:   Our patented and industry-leading car inspection system, Check Auto (查客), provides a comprehensive overview of a used car’s condition. Our AI- and big data-driven Manhattan pricing engine provides consumers with pricing insights based on each used car’s condition, as well as serving as an algorithmic foundation for determining the ranking of used cars listed on our platform according to each car’s price and performance data. In addition, based on a wealth of data we have on user behavior and used car inventory, our AI-enabled Lingxi (灵犀) intelligent recommendation system provides personalized car recommendations to consumers by analyzing their preferences, which makes it easier for them to find the car of their choice; and our AI-powered Edison intelligent user profiling system helps our customer service personnel and sales consultants better understand consumer profiles by analyzing their preferences in real time and predicting which used cars they are likely to buy, which enables us to create more effective sales strategies.

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One-Stop Online Services and Online Transaction Fulfillment Capabilities:   In 2020, we have upgraded and transformed the entire used car buying process and migrated every step in the sales process online. We offer online sales consulting and assistance services without the need to assign our sales consultant offline to assist in a purchase once the consumer demonstrates intention to purchase on our platform. As a result, we replaced our offline sales team with an online consulting team that delivers timely vehicle consulting services and facilitates a seamless self-service purchasing experience. In addition, we also enhanced the responsiveness and quality of our aftersales services delivered through online chat and hotlines to ensure high customer satisfaction. Our unique transaction fulfillment capabilities are empowered by our nationwide logistics and delivery network, nationwide title transfer and vehicle registration service and industry-leading warranty programs. Our nationwide logistics and delivery network ensure timely delivery of used cars to consumers. Our title transfer and vehicle registration service efficiently handles a potentially time-consuming and complex process for consumers. Our warranty programs provide consumers with comprehensive post-sale protection.
We also collaborate with various third-party partners to provide a wide range of value-added products and services on our platform, such as auto financing options and insurance products, as well as after-sales services.
In April 2021, we entered into a strategic partnership with JD.com to launch our self-operated online store for used car transactions through JD’s platform. The collaboration will provide consumers with one-stop online used car purchase solutions including used car inspection, purchasing, insurance, and aftersales services, and includes plans for joint development of data management, technology, inspection standards, and integrated supply chains in the used car business. The cooperation with JD.com will offer our customers a higher quality and more reliable used car purchasing experience than exists in the market at present.
Since we launched our online used-car-buying product and service offerings in early 2018, we have evolved from a financing-oriented platform to a transaction-centric online used car dealer who offers quality value-for-money used cars, premium purchasing services and online one-stop convenience. From 2018 when we started to provide 2C online used car transaction services to 2019, we witnessed significant growth in our business. However, as a result of the disruptions caused by the COVID-19 pandemic to our business operations as well as our business transformation, the total number of online used car transactions completed through our 2C platform decreased by 89.9% from 97,100 in 2019 to 9,835 in the fiscal year ended March 31, 2021.
To further strengthen our ability to provide used cars of high quality and value-for-money, we are building our own Inspection and Reconditioning Centers (IRCs) where we can refurbish highly selected inventory to a “like new” condition. Our first IRC in Xi’an has been in operation since March 2021. Equipped with the capacity of warehousing, exhibition, inspection and preparation, the Xi’an IRC is able to hold over 1,000 used cars and to provide services in connection with the vehicle registration and management bureau, providing consumers with a one-stop shopping experience.
We have also started to focus on improving NPS to measure the level of satisfaction for our services by our consumers.
Corporate Structure
We have entered into a series of contractual arrangements with our VIEs and their respective shareholders. These contractual arrangements enable us to:
•
receive the economic benefits that could potentially be significant to our VIEs in consideration for the services provided by our subsidiaries;

•
exercise effective control over our VIEs; and

•
hold an exclusive option to purchase all or part of the equity interests in our VIEs when and to the extent permitted by PRC law.

These contractual agreements include exclusive business cooperation agreements, exclusive option agreement, loan agreements, equity interest pledge agreements and powers of attorney, as the case may be. As of the date of this prospectus, our WFOEs have not received any payment from our VIEs or their subsidiaries under the exclusive business cooperation agreements. For the fiscal year ended March 31, 2021, there was no cash transferred between our VIEs and Uxin Limited or its subsidiaries. For the year ended December 31, 2018 and 2019 and the three months ended March 31, 2020, other than funds paid or received in the ordinary course of business on behalf of our PRC subsidiaries, there was no other cash movement or transfer of funds between our VIEs and Uxin Limited or its subsidiaries. For a summary of the material provisions of the contractual arrangements, please refer to “Item 4. Information on the Company —

C. Organizational Structure — Contractual Arrangements with Our VIEs and their Respective Shareholders” in our Form 20-F for the fiscal year ended March 31, 2021. We derived 10.2%, 4.6%, 5.1% and 0.9% of our net revenues from our VIEs and their subsidiaries for the year ended December 31, 2018 and 2019, the three months ended March 31, 2020 and the year ended March 31, 2021, respectively. Yougu (Shanghai) Information Technology Co., Ltd., our WFOE, and Youhan (Shanghai) Information Technology Co., Ltd., the subsidiary of our WFOE, have obtained Value-Added Telecom Service license, or VATS license, to conduct E-commerce in 2015 and 2016, respectively, and have been operating our platform since then. As of the date of the prospectus, we primarily conduct our operations through our subsidiaries.
We do not have any equity interests in our VIEs. However, as a result of contractual arrangements, we have effective control over and are considered the primary beneficiary of these companies, and we have consolidated the financial results of these companies in our consolidated financial statements. If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements that give us effective control over our VIEs. Furthermore, if we are unable to maintain effective control, we would not be able to continue to consolidate the financial results of our VIEs and their subsidiaries in our financial statements. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information — Risk Factors — Risks Related to Our Corporate Structure” in our Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference and “Risk Factors — Risks Related to Our Corporate Structure” in this prospectus.
Holding Company Structure
Uxin Limited is a holding company with no operations of its own. For financial information of Uxin Limited (the parent company), please refer to “Note 32. Condensed Financial Information of the Parent Company” in our Form 20-F for the fiscal year ended March 31, 2021. We conduct our operations in China primarily through our subsidiaries and VIEs and their subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, Uxin Limited’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and service fees paid by our PRC VIEs and their subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Uxin Limited. In addition, our PRC subsidiaries and VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
Our PRC subsidiaries, being foreign-invested enterprises established in China, are required to make appropriations to certain statutory reserves, namely, a general reserve fund, an enterprise expansion fund, a staff welfare fund and a bonus fund, all of which are appropriated from net profit as reported in their PRC statutory accounts. Each of our PRC subsidiaries is required to allocate at least 10% of its after-tax profits to a general reserve fund until such fund has reached 50% of its respective registered capital. Appropriations to the enterprise expansion fund and staff welfare and bonus funds are at the discretion of the board of directors of the PRC subsidiaries.
Our VIEs and their subsidiaries must make appropriations from their after-tax profits as reported in their PRC statutory accounts to non-distributable reserve funds, namely a statutory surplus fund, a statutory public welfare fund and a discretionary surplus fund. Each of our VIEs and their subsidiaries is required to allocate at least 10% of its after-tax profits to the statutory surplus fund until such fund has reached 50% of its respective registered capital. Appropriations to the statutory public welfare fund and the discretionary surplus fund are at the discretion of our VIEs and their subsidiaries.
Under PRC laws and regulations, our PRC subsidiaries and VIEs and their subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us.
Financial Information
The following table sets forth the assets, liabilities, results of operations and cash flows of our VIEs and their subsidiaries taken as a whole. Transactions between our VIEs and their subsidiaries are eliminated for the periods presented.

	March 31, 2020	March 31, 2021
	RMB	RMB
Cash and cash equivalents	1,852	299
Amounts due from related parties	195,345	207,313
Accounts receivable	2,613	2,202
Other receivables, net	32,578	43,493
Inventory	2,120	—
Prepaid expense and other current assets	2,545	2,514
Long-term investments	6,065	5,666
Property, equipment and software, net	4,224	3,531
Intangible assets, net	375	313
Total assets	247,717	265,331
Accounts payable	4	4
Amounts due to related parties	779,960	815,459
Other payables and accruals	74,018	65,472
Total liabilities	853,982	880,935
	For the year ended December 31,		For the three months ended March 31, 2020	For the fiscal year ended March 31, 2021
	2018	2019
	RMB	RMB	RMB	RMB
Total revenues	416,578	160,626	6,393	6,160
Cost of revenues	(156,093)	(46,670)	(4,828)	(14)
Net (loss)/income	(85,882)	(47,672)	44,704	(9,341)
Net cash used in operating activities	(51,713)	(45,393)	(31,962)	(1,825)
Net cash (used in)/generated from investing activities	(67,516)	3,071	157,405	23
Net cash generated from/(used in) financing activities	81,489	319	(149,528)	249
Net decrease in cash and cash equivalents	(37,740)	(42,003)	(24,085)	(1,553)
Cash and cash equivalents at beginning of the period	105,680	67,940	25,937	1,852
Cash and cash equivalents reclassified as held for sale assets	—	—	25,024	—
Cash and cash equivalents at end of the period	105,680	67,940	913	1,852
Corporate Information
Our principal executive offices are located at 1&3/F, No. 12 Beitucheng East Road, Chaoyang District, Beijing 100029, People’s Republic of China. Our telephone number at this address is +86 10 5691-6765. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.xin.com/. The information contained on our website is not a part of this prospectus.

Recent Regulatory Developments
On July 10, 2021, the Cyberspace Administration of China, or the CAC, published the Measures for Cybersecurity Review (Revised Draft for Comments), or the Revised Draft, which will replace the current Measures for Cybersecurity Review after it is adopted and becomes effective. The Revised Draft, among others, stipulates that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. As advised by our PRC legal counsel, the Revised Draft was released for public comment only, and its provisions and anticipated adoption or effective date may be subject to change and thus its interpretation and implementation remain substantially uncertain. The Revised Draft remains unclear on whether the relevant requirements will be applicable to companies that have been listed in the United States and intend to conduct further equity or debt offerings, such as us. We cannot predict the impact of the Revised Draft, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. On July 30, 2021, to ensure the security of critical information and maintain network security, the State Council published the Critical Information Infrastructure Security Protection Regulations in accordance with the Data Security Law of the People’s Republic of China, which will take effect on September 1, 2021. This Regulation emphasizes that operators should take technical protection measures and other necessary measures to respond to cybersecurity incidents, ensure the safe and stable operation of critical information infrastructure, and maintain the integrity, confidentiality and availability of data. As this regulation was recently promulgated and has not yet taken effect, we are currently unable to estimate its specific impact on our business, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. Any failure or perceived failure by us to comply such regulations may result in governmental investigations or enforcement actions or penalties against us and could have an adverse effect on our business and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — We collect, process, store, and use personal information and other data, and any actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and results of operations.”
Under the current Measures for Cybersecurity Review and other PRC cybersecurity laws and regulations, as well as the Revised Draft, critical information infrastructure operators that intend to purchase internet products and services that affect or may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the exact scope of “critical information infrastructure operators” under the Revised Draft and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Revised Draft also stipulates that any data processor carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review. Currently, the Revised Draft has not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the PRC cybersecurity laws and regulations. In such case, we must fulfill certain obligations as required under the PRC cybersecurity laws and regulations, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we have fulfilled in our business, and we may be subject to review when purchasing internet products and services. If a final version of the Revised Draft is adopted, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. The Information and Communication Administration of the Ministry of Industry and Information Technology issued a notice on August 18, 2021 (the “Notice”), requiring 43 apps, including our app to rectify on non-compliance with data collection and usage regarding users’ contact list and location data. The Ministry of Industry and Information Technology requires us to complete the rectification before August 25. We have refined our data collection and usage policy and submitted a written report within the prescribed time-frame to show rectification we had adopted as required under the Notice.
On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As such, we cannot assure you that additional requirements relating to approval from the China Securities Regulatory Commission, or the CSRC, or other regulatory authorities or other procedures will not be imposed on us, in connection with this offering or other further offerings of securities. Nor can we assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC government authorities.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
Summary of Risk Factors
Below please find a summary of the principal risks we face, organized under relevant headings.
Risks Related to Our Business and Industry
Risks and uncertainties related to our business and industry include, but are not limited to, the following:
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If we fail to provide a differentiated and superior customer experience, the size of our customer base and the number of transactions on our platform could decline, and our business would be materially and adversely affected;

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Failure to maintain or enhance customer trust in us could damage our reputation, reduce or slowdown the growth of our customer base, which could harm our business, financial condition and results of operations;

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Our business, operating results and financial condition have been and may continue to be adversely affected by the ongoing COVID-19 pandemic;

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We face intense competition, which may lead to loss of market share, reduced service fees and revenue, increased expenses, departures of qualified employees, and disputes with competitors;

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We are not profitable and have negative cash flows from operations, which may continue in the future;

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If we are unable to effectively manage our growth or implement our business strategies, our business, results of operations and financial condition may be materially and adversely affected;

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Failure to acquire attractive inventory, whether because of supply, competition, or other factors, may have a material adverse effect on our business, sales, and results of operations;

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Failure to expeditiously sell our inventory could have a material adverse effect on our business, sales, and results of operations;

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We work with third-party service providers and business partners. Actions of third parties are outside of our control and could materially and adversely affect our reputation, business, financial condition and results of operations;

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We rely, in part, on our marketing efforts for customer acquisition and achieving higher level of brand recognition. If we fail to conduct our marketing activities effectively and efficiently, our business could be harmed; and

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We collect, process, store and use personal information and other data, and any actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and results of operations.

Risks Related to Our Corporate Structure
Risks and uncertainties related to our corporate structure include, but are not limited to, the following:
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We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a group;

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We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control;

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Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business; and

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Our ability to enforce the equity pledge agreements between us and our VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.

Risks Related to Doing Business in China
Risks and uncertainties related to doing business in China include, but are not limited to, the following:
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Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations;

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The approval of the China Securities Regulatory Commission, or CSRC, or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for our offshore offerings, or a rescission of such CSRC approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities;

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Uncertainties with respect to the PRC legal system could adversely affect us;

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Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us;

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Our business is susceptible to changes in government policies, including policies on automobile purchases, ownership, taxation, vehicle title transfers, and used car transactions across regions and provinces. Failure to adequately respond to such changes could adversely affect our business;

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws; and

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Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board, or the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Risks Related to Our Class A Ordinary Shares and ADSs
Risks and uncertainties related to our Class A ordinary shares and ADSs include, but are not limited to, the following:
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The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors;

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Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial;

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The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs;

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline; and

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The sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price.

Risks Related to Our Business and Industry
We collect, process, store, and use personal information and other data, and any actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and results of operations.
We collect, process, store, and use personal information and other data provided by consumers and our business partners. Although we have spent significant resources to protect our user and transaction data against security breaches, our internal control mechanism may not be sufficient and our security measures may be compromised. Any failure or perceived failure to maintain the security of personal and other data that are provided to or collected by us could harm our reputation and brand and may expose us to legal proceedings and potential liabilities, any of which could adversely affect our business and results of operations.
There are numerous laws and regulations regarding privacy and the collection, processing, storing, sharing, disclosing, using and protecting of personal information and other data. Specifically, personally identifiable and other confidential information is increasingly subject to legislation and regulations in numerous domestic and international jurisdictions. The regulatory framework for privacy protection in China and worldwide is currently evolving and is likely to remain uncertain for the foreseeable future. We could be adversely affected if legislation or regulations in China are expanded to require changes in business practices or privacy policies, or if the PRC governmental authorities interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations. In November 2016, the Standing Committee of the NPC released the Cyber Security Law, which took effect in June 2017. The Cyber Security Law requires network operators to perform certain functions related to internet security protection and the strengthening of network information management. For instance, under the Cyber Security Law, network operators of key information infrastructure generally shall, during their operations in the PRC, store the personal information and important data collected and produced within the territory of the PRC and their purchase of network products and services that may affect national securities shall be subject to national cybersecurity review. See “Item 4.B. Information on the Company — Business Overview — Regulation — Regulations on Information Security and Privacy Protection” of our annual report on Form 20-F for our fiscal year ended March 31, 2021, originally filed with the SEC on July 30, 2021. We strive to comply with applicable laws, regulations, policies, and legal obligations relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in new or inconsistent ways and may conflict with other rules or our practices, or that new regulations may be enacted. Any failure or perceived failure by us to comply with our privacy policies, privacy-related obligations to consumers or other third parties or other privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, such as personally identifiable information or other customer data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause consumers and our business partners to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties that we work with violate applicable laws or our policies, such violations may also put our customers’ information at risk and could in turn harm our reputation, business and results of operations. In addition, the State Administration for Market Regulation and the Standardization Administration jointly issued the new Standard of Information Security Technology — Personal Information Security Specification (GB/T 35273-2020) in March 2020, which replaced the previous standard GB/T 35273-2017 and took effect from October 2020. Pursuant to this standard, personal data controllers refer to entities or persons who are authorized to determine the purposes and methods for using and processing personal information. Such personal data controller should collect information in accordance with the principles of legality, minimization and voluntariness and should also obtain a consent from the information provider. We expect that these areas will receive greater and continued attention and scrutiny from regulators and the public going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. For the further purposes of regulating data processing activities, safeguarding data security, promoting data development and utilization, protecting the lawful rights and interests of individuals and organizations, and maintaining national sovereignty, security, and development interests, on June 10, 2021, Standing Committee of the PRC National People’s Congress published the Data Security Law of the People’s Republic of China, which will take effect on September 1, 2021. The Data Security Law requires data processing, which includes the collection, storage, use, processing, transmission, provision, publication of data, to be conducted in a legitimate and proper manner. The Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it may cause to national security, public interests, or legitimate rights and interests of individuals or organizations if such data are tampered with, destroyed, leaked, illegally acquired or illegally used. The appropriate level of protection measures is required to be taken for each respective category of data. Moreover, the Data Security Law provides a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data and information.
On July 10, 2021, the Cyberspace Administration of China, or the CAC, published the Measures for Cybersecurity Review (Revised Draft for Comments), or the Revised Draft, which will replace the current Measures for Cybersecurity Review after it is adopted and becomes effective. The Revised Draft, among others, stipulates that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. As advised by our PRC legal counsel, the Revised Draft was released for public comment only, and its provisions and anticipated adoption or effective date may be subject to change and thus its interpretation and implementation remain substantially uncertain. The Revised Draft remains unclear on whether the relevant requirements will be applicable to companies that have been listed in the United States and intend to conduct further equity or debt offerings, such as us. We cannot predict the impact of the Revised Draft, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. On July 30, 2021, to ensure the security of critical information and maintain network security, the State Council published the Critical Information Infrastructure Security Protection Regulations in accordance with the Data Security Law of the People’s Republic of China, which will take effect on September 1, 2021. This Regulation emphasizes that operators should take technical protection measures and other necessary measures to respond to cybersecurity incidents, ensure the safe and stable operation of critical information infrastructure, and maintain the integrity, confidentiality and availability of data. As this regulation was recently promulgated and has not yet taken effect, we are currently unable to estimate its specific impact on our business, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. Any failure or perceived failure by us to comply such regulations may result in governmental investigations or enforcement actions or penalties against us and could have an adverse effect on our business and results of operations.
Under the current Measures for Cybersecurity Review and other PRC cybersecurity laws and regulations, as well as the Revised Draft, critical information infrastructure operators that intend to purchase internet products and services that affect or may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the exact scope of “critical information infrastructure operators” under the Revised Draft and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. In addition, the Revised Draft also stipulates that any data processor carrying out data processing activities that affect or may affect national security should also be subject to the cybersecurity review. Currently, the Revised Draft has not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the PRC cybersecurity laws and regulations. In such case, we must fulfill certain obligations as required under the PRC cybersecurity laws and regulations, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we have fulfilled in our business, and we may be subject to review when purchasing internet products and services. If a final version of the Revised Draft is adopted, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. Based on the foregoing, our PRC legal counsel do not expect that, as of the date of this prospectus, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.
Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, we cannot assure you that we will be compliant with such new regulations in all respects. The Information and Communication Administration of the Ministry of Industry and Information Technology issued a notice on August 18, 2021 (the “Notice”), requiring 43 apps, including our app to rectify on non-compliance with data collection and usage regarding users’ contact list and location data. The Ministry of Industry and Information Technology requires us to complete the rectification before August 25. We have refined our data collection and usage policy and submitted a written report within the prescribed time-frame to show rectification we had adopted as required under the Notice. As laws and regulations in China on the protection of privacy and data are constantly evolving, complying with new laws and regulations could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business. Any failure to comply with such laws and regulations may result in the suspension of our relevant businesses, the take-down of our operating applications, or subject us to other penalties, which may materially and adversely affect our business, financial condition, and results of operations.
In addition to laws and regulations, other applicable rules regarding privacy and privacy advocacy, industry associations or other private parties may propose new and different privacy standards. Because the interpretation and application of privacy and data protection laws and privacy standards are still uncertain, it is possible that these laws or privacy standards may be interpreted and applied in a manner that is inconsistent with our practices. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, could result in additional cost and liability to us, damage our reputation, inhibit the use of our platform and harm our business.
Risks Related to Our Corporate Structure
If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.
We are a Cayman Islands exempted company and our PRC subsidiaries are currently considered foreign-invested enterprises. Currently, our main websites are operated and our main business are run by our wholly-foreign-owned enterprises, or WFOEs, while our VIEs hold the title of a number of intellectual properties, operate certain of our websites and conduct certain of our business. Our WFOEs have entered into a series of contractual arrangements with our VIEs and their respective shareholders, respectively, which enable us to (i) exercise effective control over our VIEs, (ii) receive substantially all of the economic benefits of our VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in our VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIEs and hence consolidate their financial results under U.S. GAAP. See “Item 4. Information on the Company — C. Organizational Structure” of our annual report on

Form 20-F for our fiscal year ended March 31, 2021 for further details. Other than investment in VIEs and our subsidiaries, no other significant assets or liabilities are held or borne by our WFOEs.
In the opinion of Beijing Docvit Law Firm, our PRC legal counsel, (i) the ownership structures of our VIEs in China and our WFOEs that have entered into contractual arrangements with the VIEs, comply with all existing PRC laws and regulations; and (ii) the contractual arrangements between our WFOEs, the VIEs and their respective shareholders governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, our PRC legal counsel has also advised us that there is substantial uncertainty regarding the interpretation and application of current and future PRC laws, regulations and rules; accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of our VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:
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revoking the business licenses and other licenses and permits of our VIEs;

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discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our WFOEs and our VIEs;

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imposing fines, confiscating the income from our WFOEs or our VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

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requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIEs and deregistering the equity pledges of our VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIEs;

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restricting or prohibiting our use of the proceeds of our initial public offering and the concurrent

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taking other regulatory or enforcement actions that could be harmful to our business.

The imposition of any of these penalties would result in adverse effect on our ability to conduct certain part of our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIEs in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIEs or our right to receive substantially all the economic benefits and residual returns from our VIEs and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIEs in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have an adverse effect on our financial condition and results of operations.
We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.
We have entered into contractual arrangements with our VIEs and their shareholders to conduct certain aspects of our businesses. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct its operations in an acceptable manner or taking other actions that are detrimental to our interests.
If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIEs and their respective shareholders of their obligations under the contracts to exercise control over our VIEs. However, the shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIEs. If any disputes relating to these contracts remain unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “— Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.” Therefore, our contractual arrangements with our VIEs may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.
Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.
We refer to the shareholders of each of our VIEs as its nominee shareholders because although they remain the holders of equity interests on record in each of our VIEs, pursuant to the terms of the relevant power of attorney, each such shareholder has irrevocably authorized our WFOEs to exercise his, her or its rights as a shareholder of the relevant VIE.
If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur additional costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under PRC law. For example, if the shareholders of our VIEs refuse to transfer their equity interest in our VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.
All of these contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements between us and our variable interest entity will be resolved through arbitration in China. These disputes do not include claims arising under the United States federal securities law and thus the arbitration provisions do not prevent our shareholders from pursuing claims under the United Sates federal securities law. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See “— Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.” Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be negatively affected.
Risks Related to Doing Business in China
Uncertainties with respect to the PRC legal system could adversely affect us.
We conduct our business primarily through our subsidiaries and VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.
PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China for the past decades. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.
Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, we may not be aware of our potential violation of these policies and rules. In addition, any administrative and court proceedings in China may be protracted and result in substantial costs and diversion of resources and management attention.
PRC government has significant oversight over the conduct of our business and it has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.
The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always consistent and enforcement of these laws, regulations and rules involves uncertainties.
In particular, PRC laws and regulations concerning the used car e-commerce industry are developing and evolving. Although we have taken measures to comply with the laws and regulations that are applicable to our business operations and avoid conducting any activities that may be deemed as illegal under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating our industry and amend the existing laws and regulations in the future. See “— Risks Related to Our Business and Industry — Failure to obtain certain filings, approvals, licenses, permits and certificates for our business operations may materially and adversely affect our business, financial condition and results of operations” of our annual report on Form 20-F for our fiscal year ended March 31, 2021, originally filed with the SEC on July 30, 2021. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations. Moreover, developments in the used car service industry and online used car transaction industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies that may limit or restrict online used car dealers like us, which could materially and adversely affect our business and results of operations.
In addition, our PRC subsidiaries are subject to laws and regulations applicable to foreign investment in China. The Foreign Investment Law, which took effect on March 15, 2019, and its current implementation and interpretation rules, which came into effect on January 1, 2020, do not explicitly clarify whether VIEs that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under the definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations, or the State Council. If our control over its VIEs through contractual arrangements is deemed as a foreign investment in the future, and any business of our VIEs is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our VIEs may be deemed as invalid and illegal.
From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations. These and other similar legal and regulatory developments could lead to legal and economic uncertainty, affect how we design, market and sell solutions, how we operate our business, how our customers process and share data, how we process and use data, and how we transfer personal data from one jurisdiction to another, which could negatively impact demand for our solutions. We may incur substantial costs to comply with such laws and regulations, to meet the demands of our customers relating to their own compliance with applicable laws and regulations, and to establish and maintain internal compliance policies.
On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As such, we cannot assure you that additional requirements relating to approval from the CSRC or other regulatory authorities or other procedures will not be imposed on us, in connection with this offering or other further offerings of securities. Nor can we assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC government authorities. Based on the foregoing and currently effective PRC laws, our PRC counsel are of the view that, as of the date of this prospectus, these opinions do not have a material adverse impact on our business.
The PRC anti-monopoly enforcement agencies have in recent years strengthened enforcement under the PRC Anti-monopoly Law. In March 2018, the State Administration for Market Regulation , or the SAMR, was formed as a new governmental agency to take over, among other things, the anti-monopoly enforcement functions from the relevant departments under the Ministry of Commerce of the PRC, or the MOFCOM, the National Development Reform Committee, or the NDRC, and the State Administration for Industry and Commerce, or the SAIC, respectively. Since its inception, the SAMR has continued to strengthen anti-monopoly enforcement. In December 2018, the SAMR issued the Notice on Anti-monopoly Enforcement Authorization, which grants authorities to its province-level branches to conduct anti-monopoly enforcement within their respective jurisdictions. In September 2020, the SAMR issued Anti-monopoly Compliance Guideline for Operators, which requires, under the PRC Anti-monopoly Law, operators to establish anti-monopoly compliance management systems to prevent anti-monopoly compliance risks. On February 7, 2021, the Antimonopoly Commission of the State Council officially promulgated the Anti-Monopoly Guidelines for Internet Platforms. Pursuant to an official interpretation from the Anti-monopoly Commission of the State Council, the Anti-Monopoly Guidelines for Internet Platforms mainly covers five aspects, including general provisions, monopoly agreements, abusing market dominance, concentration of undertakings, and abusing of administrative powers eliminating or restricting competition. The Anti-Monopoly Guidelines for Internet Platforms prohibits certain monopolistic acts of internet platforms so as to protect market competition and safeguard interests of users and undertakings participating in internet platform economy, including without limitation, prohibiting companies with dominant position from abusing their market dominance (such as discriminating customers in terms of pricing and other transactional conditions using big data and analytics, coercing counterparties into exclusivity arrangements, using technology means to block competitors’ interface, favorable positioning in search results of goods displays, using bundle services to sell services or products, compulsory collection of unnecessary user data). In addition, the Anti-Monopoly Guidelines for Internet Platforms also reinforces antitrust merger review for internet platform related transactions to safeguard market competition. In practice, the PRC governmental authority also strengthens the supervision of monopoly and other unfair competition acts, and requests to establish a new order of the platform economy. In April 2021, the SAMR, together with certain other PRC government authorities convened an administrative guidance meeting, focusing on unfair competition acts in community group buying, self-inspection and rectification by major internet companies of possible violations of anti-monopoly, anti-unfair competition, tax and other related laws and regulations, and requesting such companies to comply with relevant laws and regulations strictly and be subject to public supervision. In addition, many internet companies, including the over 30 companies which attended such administrative guidance meeting, are required to conduct a comprehensive self-inspection and make necessary rectification accordingly. The SAMR has stated it will organize and conduct inspections on the companies’ rectification results. If the companies are found to conduct illegal activities, more severe penalties are expected to be imposed on them in accordance with the laws. As the Anti-Monopoly Guidelines for Internet Platforms was newly promulgated, we are unable to estimate its specific impact on our business, financial condition, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. Any failure or perceived failure by us to comply such regulations and authorities’ requirements may result in governmental investigations or enforcement actions, lawsuits or claims against us and could have an adverse effect on our business, financial condition and results of operations.
Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the U.S.
Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is currently not inspected by the PCAOB.
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.
On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.
The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.
The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.
The PCAOB’s inability to conduct inspections in China prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.
In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). We will not receive any proceeds from the sale of our securities by the selling shareholders (if any).

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2021 on an actual basis.
This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our annual report on Form 20-F for our fiscal year ended March 31, 2021 filed with the SEC on July 30, 2021, which is incorporated by reference into this prospectus.
	As of March 31, 2021,
	RMB	US$
	(in thousands, except for share data)
Indebtedness:
Short-term borrowings and current portion of long-term borrowings	79,560	12,143
Long-term borrowings	233,000	35,563
Shareholders’ Deficit:
Ordinary shares (US$0.0001 per value, 10,000,000,000 shares authorized; 1,071,621,698 Class A ordinary shares and 40,809,861 Class B ordinary shares issued and outstanding)	733	112
Additional paid-in capital	13,695,877	2,090,399
Accumulated other comprehensive income	217,747	33,235
Accumulated deficit	(15,910,049)	(2,428,348)
Total Shareholders’ deficit	(1,995,855)	(304,627)

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$ 1,000,000 divided into 10,000,000,000 shares comprising of (i) 8,900,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 1,000,000,000 senior preferred shares of a par value of US$0.0001 each.
Our Memorandum and Articles of Association
The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (i) any direct or indirect sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof or the direct or indirect transfer or assignment of the voting power attached to such Class B ordinary shares through voting proxy or otherwise to any person or entity that is not an Affiliate (as defined in our memorandum and articles of association) of such holder, or (ii) the direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B ordinary shares that is an entity to any person that is not an Affiliate of such holder, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our memorandum and articles of association. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may declare and pay a dividend only out of funds legally available, namely out of either our profit or share premium account, provided that in no circumstances may a dividend be paid if, immediately after this payment, this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Dividends received by each Class B ordinary share and Class A ordinary share in any dividend distribution shall be the same.
Voting Rights.   Our Class A ordinary shares and Class B ordinary shares and our senior convertible preferred shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or provided for in our memorandum and articles of association or the Certificate of Designation. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote, each Class B ordinary share is entitled to ten votes, and each senior convertible preferred share is entitled to that number of votes equal to the largest number of whole Class A Ordinary Shares into which each such senior convertible preferred share could be converted. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder who holds not less than 10% of the votes attaching to the total shares which are present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of our shares may, among other things, divide or combine all or any of our company’s share capital by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or by a resolution passed by a majority of our board of directors. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Holders of our senior convertible preferred shares shall be included for the purposes of determining whether the quorum requirement is satisfied.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than a majority of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board is obliged to call an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market LLC, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor our register of members closed for more than 30 days in any year as our board may determine.
Liquidation.   On a return of capital or the winding up of our company, and subject to the rights of the senior convertible preferred shares as set out in the Certificate of Designation, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by the shareholders by special resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variation of Rights of Shares.   If at any time, our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (subject to any rights or restrictions for the time being attached to any class or series), may only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of our shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our memorandum and articles of association authorize our board of directors to issue additional Class A ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our memorandum and articles of association also authorize our board of directors to authorize the division of our shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be), and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes may be fixed and determined by our board of directors. Our directors may issue shares with such preferred or other rights, all or any of which may be greater than the rights of our ordinary shares, at such time and on such terms as they may think appropriate. Our directors may issue from time to time one or more series of preferred shares in their absolute discretion and without approval of our shareholders, and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•
the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

•
the rights and terms of redemption and liquidation preferences.

Issuance of preferred shares may dilute the voting power of holders of Class A ordinary shares.
Inspection of Books and Records.   Holders of our Class A ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, special resolutions passed by our shareholders, and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements.
Anti-Takeover Provisions.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Changes in Capital.   Our shareholders may from time to time by ordinary resolution:
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increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•
consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Preferred Shares
The following summarizes the key rights, preferences, privileges and restrictions on our senior convertible preferred shares:
Dividend.   Each senior convertible preferred share has a par value of US$0.0001 per share and a stated value equal to US$0.3433 per share. If we declare any dividend, the holders of senior convertible preferred shares shall be entitled to receive, on parity with each other holders and in preference to ordinary shares and/or other junior securities, dividends at the rate of 8% per annum of the stated value on a non-cumulative basis.
Voting Rights.   Each holder of each senior convertible preferred share shall be entitled to vote that number of votes equal to the largest number of whole shares of Class A ordinary shares into which each such senior convertible preferred share could be converted.
Liquidation.   Upon any liquidation, dissolution or winding-up of our company, each holder of senior convertible preferred share, pari passu with other holders and in preference to the holders of junior securities, shall be entitled to receive an amount equal to 150% of the stated value per senior convertible preferred share held by ordinary shares and/or such holder, plus any accrued and unpaid dividends.
Conversion.   Each senior convertible preferred share shall be convertible, at any time at the option of the holder at its sole discretion, into that number of Class A ordinary shares or ADSs determined by dividing the stated value of such senior convertible preferred share by the conversion price, which shall initially be the stated value and is subject to adjustment from time to time.
Redemption Right.   Upon the occurrence of certain events, our company shall redeem all or part of the senior convertible preferred shares upon written notice of each holder of senior convertible preferred shares. The redemption price shall equal to the sum of (i) the aggregate amount of the stated value, as adjusted, plus (ii) an amount accruing at a compound annual rate of 8% of such stated value for a period commencing from the original issue date and ending on the redemption closing date, plus (iii) any accrued but unpaid dividends.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a

“consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offer or may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
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an act which is illegal or ultra vires and is therefore incapable of ratification by the shareholders;

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an act which requires a resolution with a qualified (or special) majority (i.e., more than a simple majority) which has not been obtained; and

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an act which constitutes a fraud on the minority where the wrongdoer are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors, and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company as at the date of the deposit entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed by an ordinary resolution of our shareholders. A director’s office shall be vacated if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of all the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Equity Securities and Warrants
In January 2018, we raised an aggregate of US$250.0 million by issuing preferred shares to certain investors in a private placement.
In June 2018, we completed our initial public offering in which we issued and sold an aggregate of 25,000,000 ADSs, representing 75,000,000 Class A ordinary shares, resulting in net proceeds to us of US$204.8 million.
In October 2020, we completed private placements with GIC and Wells Fargo for subscription of a total of 84,692,839 Class A ordinary shares for an aggregate amount of US$25 million.
In March 2021 and June 2021, we entered into a term sheet and definitive agreements, respectively, with NIO Capital and Joy Capital to raise an aggregate amount of up to US$315 million for the subscription of a total of 917,564,810 senior convertible preferred shares. The first closing in the amount of US$100 million was completed for the issuance of 291,290,416 senior convertible preferred shares on July 12, 2021 and the second closing for the issuance of 72,822,604 senior convertible preferred shares in the amount of US$50 million is subject to customary closing conditions. The two investors have also purchased warrants to purchase 480,629,186 senior convertible preferred shares for an aggregate amount of US$165 million.
Convertible Debt Securities
In June 2018, concurrently with our initial public offering, we sold convertible notes to CNCB (Hong Kong) Investment Limited (“the CNCB Note”) and Golden Fortune Company Limited (“the GF Note”), resulting in net proceeds to us of US$100 million and US$75 million, respectively. The CNCB Note and the GF Note each beared an interest rate of 6% and 6.5% per annum. The convertible notes became due and were paid in June 2019.
In June 2019, we sold convertible notes in an aggregate principal amount of US$230 million to Redrock Holding Investments Limited, or Redrock, TPG Growth III SF Pte. Ltd., or TPG, 58.com Holdings Inc., or 58.com, Zhuhai Guangkong Zhongying Industrial Investment Fund (Limited Partnership), Magic Carpet International Limited and ClearVue UXin Holdings, Ltd. (the “Notes”). The Notes will become due and payable on June 11 and June 12, 2024 unless converted earlier. The purchasers of the convertible notes have the right to convert the convertible notes into Class A ordinary shares of our company during the period from and including the 181st day after the issuance date to and including the maturity date. The conversion price per Class A ordinary share of the Notes equals US$1.03 and may be adjusted. The Notes each bears an interest rate of 3.75% per annum, payable until the outstanding principal amount is fully paid; provided that if any portion of the convertible notes are duly converted into Class A ordinary shares pursuant to the terms of the convertible notes, no interest accrued on the principal amount being converted shall be payable. On July 12, 2021, the Notes for a principal amount of US$69 million were converted into a total of 66,990,291 Class A ordinary shares. The noteholders have also irrevocably waived the conversion rights with respect to their respective remaining amount.
Between July and November 2019, we sold convertible notes in an aggregate principal amount of US$50 million to affiliates of PacificBridge Asset Management, or PacificBridge (the “PB Notes”). Among the PB Notes, notes of US$20.05 million in principal amount bears an interest rate of 10% per annum (the “10% Notes”), and notes of US$29.95 million in principal amount bears an interest rate of 11% per annum (the “11% Notes”). The 10% Notes will become due and payable 12 months after the issuance date, and the 11% Notes will become due and payable 15 months after the issuance date, unless converted earlier. The purchasers of the convertible notes have the right to convert the convertible notes into Class A ordinary shares of our company during the period from and including the 181st day after the issuance date to and including the maturity date, which right may be exercised twice only. The conversion prices per Class A ordinary share of the PB Notes are US$1.663, US$1.683 and US$1.7, as applicable, and may be adjusted. The interests are payable until the outstanding principal amount is fully paid; provided that if any portion of the convertible notes are duly converted into Class A ordinary shares pursuant to the terms of the convertible notes, no interest accrued on the principal amount being converted shall be payable.
On July 23, 2020, we entered into agreements with PacificBridge to amend the terms of the PB Notes. Pursuant to the agreements, the parties have agreed that the conversion prices of the PB Notes will be adjusted to our volume weighted average price for the last 30 trading days prior to the signing of the agreements multiplied by 78%, and PacificBridge will convert all the PB Notes into our Class A ordinary shares upon the signing of the agreements. On the same day, PacificBridge converted all the PB Notes into 136,279,973 Class A ordinary shares of ours at the adjusted conversion price.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent three Class A ordinary shares (or a right to receive three Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands govern shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the Rules of the American Arbitration Association, including any United Stated federal securities law claim. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.
The following is a summary of the material provisions of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in “Where You Can Find More Information About Us”.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
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Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
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Class A Ordinary Shares.   The depositary may distribute additional ADSs representing any Class A ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A ordinary shares. The depositary may sell a portion of the distributed Class A ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

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Rights to Purchase Additional Shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A ordinary shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

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Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, Class A ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited Class A ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A ordinary shares. However, you may not know about the meeting enough in advance to withdraw the Class A ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.
Fees and Expenses
Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of Class A ordinary shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
A fee equivalent to the fee that would be payable if securities distributed to you had been Class A ordinary shares and the Class A ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of Class A ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A ordinary shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement, or for any;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying Class A ordinary shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our Class A ordinary shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Pre-release of ADSs
The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We have issued warrants to purchase senior convertible preferred shares and may issue warrants to purchase Class A ordinary shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and

any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase Class A ordinary shares, including Class A ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States.
Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our assets are located in China. Most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Cayman Islands
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC
Beijing Docvit Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Beijing Docvit Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell or otherwise dispose of some or all of the Class A ordinary shares of our company or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the Class A ordinary shares or ADSs to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the Class A ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell Class A ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned, and the number of the Class A ordinary shares and/or ADS offered, by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or any selling shareholders to be named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more of the following ways:
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to or through underwriters or dealers;

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directly to one or more purchasers;

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through agents; or

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through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:
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the name or names of any underwriters or agents;

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any public offering price;

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the proceeds from such sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

We or any selling shareholders to be named in the applicable prospectus supplement may distribute the securities from time to time in one or more of the following ways:
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at a fixed price or prices, which may be changed;

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at prices relating to prevailing market prices at the time of sale;

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at varying prices determined at the time of sale; or

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at negotiated prices.

By Agents
We or any selling shareholders to be named in the applicable prospectus supplement may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
By Underwriters or Dealers
If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales
We or any selling shareholders to be named in the applicable prospectus supplement may also sell securities directly without using agents, underwriters, or dealers.
General Information
We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters of United States federal securities and New York State law. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Beijing Docvit Law Firm. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Beijing Docvit Law Firm with respect to matters governed by PRC law.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the fiscal year ended March 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The offices of PricewaterhouseCoopers Zhong Tian LLP are located at 11/F PricewaterhouseCoopers Center, Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the Internet at the SEC’s website at www.sec.gov. You can also find information on our website https://ir.xin.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended March 31, 2021 filed with the SEC on July 30, 2021 (File No. 001-38527);

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

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the description of our capital stock contained in our registration statement on Form 8-A12B filed with the SEC on June 13, 2018 (File No. 001-38527), including any amendment or reports filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Uxin Limited
1&3/F, No. 12 Beitucheng East Road, Beijing 100029
+86 10 5691-6765
ir@xin.com